                                                                     EXHIBIT 4.1


                                                                  CONFORMED COPY


                                 $3,250,000,000



                            364-DAY CREDIT AGREEMENT


                                   dated as of


                                February 12, 1999





                         Tyco International Group S.A.,
                                    Borrower




                   Morgan Guaranty Trust Company of New York,
                              Administrative Agent



             Bank of America National Trust and Savings Association,
                            The Chase Manhattan Bank
                      and Commerzbank AG, New York Branch,
                              Co-Syndication Agents



                          J.P. Morgan Securities Inc.,
                                    Arranger

                                TABLE OF CONTENTS

                             ----------------------



                                                                                             PAGE
                                                                                             ----

                                            ARTICLE 1
                                           DEFINITIONS

SECTION 1.01.  Definitions......................................................................1
SECTION 1.02.  Types of Borrowings.............................................................11

                                            ARTICLE 2
                                           THE CREDITS

SECTION 2.01.  Commitments to Lend.............................................................12
SECTION 2.02.  Notice of Committed Borrowing...................................................12
SECTION 2.03.  The Money Market Borrowings.....................................................13
SECTION 2.04.  Notice to Banks; Funding of Loans...............................................17
SECTION 2.05.  Promissory Notes................................................................18
SECTION 2.06.  Maturity of Loans...............................................................18
SECTION 2.07.  Interest Rates..................................................................19
SECTION 2.08.  Facility Fee....................................................................22
SECTION 2.09.  Optional Termination or Reduction of Commitments................................22
SECTION 2.10.  Mandatory Termination of Commitments............................................23
SECTION 2.11.  Optional Prepayments............................................................23
SECTION 2.12.  General Provisions as to Payments...............................................23
SECTION 2.13.  Funding Losses..................................................................24
SECTION 2.14.  Computation of Interest and Fees................................................24
SECTION 2.15.  Regulation D Compensation.......................................................25
SECTION 2.16.  Method of Electing Interest Rates...............................................25
SECTION 2.17.  Optional Increase in Commitments................................................27

                                            ARTICLE 3
                                           CONDITIONS

SECTION 3.01.  Effectiveness...................................................................28
SECTION 3.02.  Existing Agreements.............................................................29
SECTION 3.03.  Borrowings......................................................................31



                                                                                             PAGE
                                                                                             ----

                                            ARTICLE 4
                                 REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power...................................................32
SECTION 4.02.  Corporate and Governmental Authorization; No
               Contravention...................................................................32
SECTION 4.03.  Binding Effect..................................................................32
SECTION 4.04.  Litigation......................................................................33
SECTION 4.05.  Not an Investment Company.......................................................33

                                            ARTICLE 5
                                            COVENANTS

SECTION 5.01.  Information.....................................................................33
SECTION 5.02.  Payment of Obligations..........................................................34
SECTION 5.03.  Maintenance of Property; Insurance..............................................34
SECTION 5.04.  Conduct of Business and Maintenance of Existence................................35
SECTION 5.05.  Compliance with Laws............................................................35
SECTION 5.06.  Inspection of Property, Books and Records; Confidentiality......................36
SECTION 5.07.  Consolidations, Mergers and Sales of Assets.....................................37
SECTION 5.08.  Use of Proceeds.................................................................38
SECTION 5.09.  Transactions with Affiliates....................................................38
SECTION 5.10.  Subsidiary Guarantors...........................................................39

                                            ARTICLE 6
                                            DEFAULTS

SECTION 6.01.  Events of Defaults..............................................................39
SECTION 6.02.  Notice of Default...............................................................41

                                            ARTICLE 7
                                            THE AGENT

SECTION 7.01.  Appointment and Authorization...................................................42
SECTION 7.02.  Agent and Affiliates............................................................42
SECTION 7.03.  Action by Agent.................................................................42
SECTION 7.04.  Consultation with Experts.......................................................42
SECTION 7.05.  Limits of Liability.............................................................42
SECTION 7.06.  Indemnification.................................................................43
SECTION 7.07.  Credit Decision.................................................................43
SECTION 7.08.  Successor Agent.................................................................43

SECTION 7.09.  Agent's Fee.....................................................................44

                                            ARTICLE 8
                                     CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair........................44
SECTION 8.02.  Illegality......................................................................45
SECTION 8.03.  Increased Cost and Reduced Return...............................................45
SECTION 8.04.  Taxes...........................................................................47
SECTION 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans.......................49
SECTION 8.06.  Substitution of Bank............................................................50

                                            ARTICLE 9
                                          MISCELLANEOUS

SECTION 9.01.  Notices.........................................................................50
SECTION 9.02.  No Waivers......................................................................51
SECTION 9.03.  Expenses; Indemnification.......................................................51
SECTION 9.04.  Sharing of Set-Offs.............................................................52
SECTION 9.05.  Amendments and Waivers..........................................................52
SECTION 9.06.  Successors and Assigns..........................................................52
SECTION 9.07.  Collateral......................................................................55
SECTION 9.08.  Governing Law...................................................................55
SECTION 9.09.  Counterparts; Integration.......................................................55
SECTION 9.10.  Waiver of Jury Trial............................................................55
SECTION 9.11.  Judgment Currency...............................................................55
SECTION 9.12.  Judicial Proceedings............................................................56

Commitment Schedule
Pricing Schedule
Exhibit A - Promissory Note
Exhibit B - Money Market Quote Request
Exhibit C - Invitation for Money Market Quotes
Exhibit D - Money Market Quote
Exhibit E - Opinion of Chief Corporate Counsel of the Parent Guarantor
Exhibit F - Opinion of Special Counsel for the Borrower
Exhibit G - Opinion of Special Counsel for the Parent Guarantor
Exhibit H - Opinion of Special Counsel for the Agent
Exhibit I - Assignment and Assumption Agreement
Exhibit J - Form of Parent Guarantee
Exhibit K - Existing Five-Year Agreement Pricing Schedule

                            364-DAY CREDIT AGREEMENT


         AGREEMENT dated as of February 12, 1999 among TYCO INTERNATIONAL GROUP S.A., the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

         The parties hereto agree as follows:



                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "ADJUSTED CD RATE" has the meaning set forth in Section 2.07(b).

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The fact that an Affiliate of a Person is a member of a law firm that renders services to such Person or its Affiliates does not mean that the law firm is an Affiliate of such Person.

         "AGENT" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Banks under the Financing Documents, any successor agent that becomes the Agent pursuant to Section 7.08, and the respective corporate successors of the foregoing acting in such capacity.

         "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "ASSESSMENT RATE" has the meaning set forth in Section 2.07(b).

         "ASSIGNEE" has the meaning set forth in Section 9.06(c).

         "BANK" means each bank listed on the signature pages hereof, each financial institution which becomes a Bank pursuant to Section 2.17, each Assignee which becomes a Bank pursuant to Section 9.06(c), and the respective corporate successors of the foregoing.

         "BANK AFFILIATE" means, with respect to the Agent or any Bank, any Person controlling, controlled by or under common control with the Agent or such Bank, as the case may be.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BASE RATE LOAN" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Section 2.07(a) or Article 8.

         "BORROWER" means Tyco International Group S.A., a Luxembourg company, and its successors.

         "BORROWING" has the meaning set forth in Section 1.02.

         "CD BASE RATE" has the meaning set forth in Section 2.07(b).

         "CD LOAN" means a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

         "CD MARGIN" means a rate per annum determined daily in accordance with the Pricing Schedule.

         "CD RATE" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

         "CD REFERENCE BANKS" means The Hongkong and Shanghai Banking Corporation Limited, Commerzbank AG and Morgan Guaranty Trust Company of New York.

         "COMMITMENT" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule and (ii) with respect to any financial institution which becomes a Bank pursuant to Section 2.17 or any Assignee, the amount of the Commitment assumed by it pursuant to Section 2.17 or 9.06(c), as the case may be, in each case as such amount may be changed from time to time pursuant to
Section 2.09, 2.17 or 9.06(c).

         "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

         "COMMITTED BORROWING" has the meaning set forth in Section 1.02.

         "COMMITTED LOAN" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term Committed Loan shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "CONDUIT" means a special purpose corporation which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

         "CONDUIT DESIGNATION" has the meaning set forth in Section 9.06(f).

         "CONSENTS" has the meaning set forth in Section 4.01.

         "DEBT RATING" means a rating of the Borrower's long-term debt which is not secured or supported by a guarantee, letter of credit or other form of credit enhancement. If a Debt Rating by a Rating Agency is required to be at or above a specified level and such Rating Agency shall have changed its system of classifications after the date hereof, the requirement will be met if the Debt Rating by such Rating Agency is at or above the new rating which most closely corresponds to the specified level under the old rating system.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "DOMESTIC LOANS" means CD Loans or Base Rate Loans or both.

         "DOMESTIC RESERVE PERCENTAGE" has the meaning set forth in Section 2.07(b).

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

         "EURO-DOLLAR LOAN" means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

         "EURO-DOLLAR MARGIN" means a rate per annum determined daily in accordance with the Pricing Schedule.

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.07(c) on the basis of a London Interbank Offered Rate.

         "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of The Hongkong and Shanghai Banking Corporation Limited, Commerzbank AG and Morgan Guaranty Trust Company of New York.

         "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.15.

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXISTING CREDIT AGREEMENTS" means the Existing 364-Day Agreement and the Existing Five-Year Agreement.

         "EXISTING FIVE-YEAR AGREEMENT" means the Extendible 364-Day Credit Agreement dated as of February 13, 1998, among the Borrower, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent for such banks, as amended to the Effective Date.

         "EXISTING 364-DAY AGREEMENT" means the 364-Day Credit Agreement dated as of February 13, 1998, among the Borrower, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent for such banks, as amended to the Effective Date.

         "FACILITY FEE RATE" means a rate per annum determined daily in accordance with the Pricing Schedule.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding

Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "FINAL MATURITY DATE" means the first anniversary of the Termination Date or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "FINANCING DOCUMENTS" means this Agreement, the Subsidiary Guarantees, the Promissory Notes and the Parent Guarantee.

         "FIXED RATE LOANS" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

         "GROUP OF LOANS" means, at any time, a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time, (ii) all Euro-Dollar Loans having the same Interest Period at such time or (iii) all CD Loans having the same Interest Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "INDEMNITEE" has the meaning set forth in Section 9.03(b).

         "INDENTURE" means the Indenture dated as of April 23, 1998 among the Borrower, the Parent Guarantor and The Bank of New York, as Trustee, as amended or supplemented from time to time.

         "INTEREST PERIOD" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter (or such other period of time as may at the time be mutually agreed by the Borrower and the Banks), as the Borrower may elect in such notice; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month;

          (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter (or such other period of time as may at the time be mutually agreed by the Borrower and the Banks), as the Borrower may elect in such notice; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

          (3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

          (4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance with Section 2.03; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

provided further that:

                  (x) any Interest Period applicable to any Loan which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date ; and

                  (y) any Interest Period applicable to any Loan which would otherwise end after the Final Maturity Date shall end on the Final Maturity Date.

         "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such asset.

         "LOAN" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "LOANS" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(c).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, consolidated financial position or consolidated results of operations of the Parent Guarantor and its Consolidated Subsidiaries, considered as a whole, or (ii) the ability of the Obligors to perform their obligations under the Financing Documents.

         "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.03(d).

         "MONEY MARKET ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "MONEY MARKET BORROWING" has the meaning set forth in Section 1.02.

         "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "MONEY MARKET LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

         "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d).

         "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "MOODY'S" means Moody's Investors Service, Inc., or any successor to such corporation's business of rating debt securities.

         "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in Section 2.02 or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.16.

         "OBLIGOR" means, at any time, the Borrower, the Parent Guarantor and each Subsidiary Guarantor at such time.

         "PARENT" means, with respect to any Bank, any Person controlling such Bank.

         "PARENT GUARANTOR" means Tyco International Ltd., a Bermuda company, and its successors.

         "PARENT GUARANTEE" means an Amended and Restated Parent Guarantee Agreement between the Parent Guarantor and the Agent for the benefit of the Banks, substantially in the form of Exhibit J, as amended from time to time.

         "PARTICIPANT" has the meaning set forth in Section 9.06(b).

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PRICING SCHEDULE" means the Pricing Schedule attached hereto.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "PROMISSORY NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "PROMISSORY NOTE" means any one of such promissory notes issued hereunder.

         "PROPERTY" means any interest of any kind in any property or assets, whether real, mixed or personal and whether tangible or intangible.

         "QUARTERLY PAYMENT DATES" means each March 31, June 30, September 30 and December 31.

         "RATING AGENCY" means S&P or Moody's.

         "REFERENCE BANKS" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "REFERENCE BANK" means any one of such Reference Banks.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REQUIRED BANKS" means at any time Banks having more than 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Promissory Notes evidencing more than 60% of the aggregate unpaid principal amount of the Loans.

         "RESPONSIBLE OFFICER" means any of the following: the Chairman, President, Vice President and Chief Financial Officer, Treasurer or Secretary of the Borrower or a Managing Director of the Borrower.

         "REVOLVING CREDIT LOAN" means a loan made or to be made by a Bank pursuant to Section 2.01(a).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

         "SIGNIFICANT SUBSIDIARY" means, at any date, any Subsidiary of the Borrower which is a "Significant Subsidiary" as defined in the Parent Guarantee at such date.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, Subsidiary means a Subsidiary of the Borrower.

         "SUBSIDIARY GUARANTOR" has the meaning set forth in the Parent
Guarantee.

         "TERMINATION DATE" means February 11, 2000, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "TERM LOAN" means a loan made or to be made by a Bank pursuant to
Section 2.01(b).

         "TYCOLUX DEBT SECURITIES" means any unsecured debt securities issued by the Borrower pursuant to the Indenture.

         "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" has the meaning set forth in the Parent Guarantee.

         SECTION 1.02. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article 2 on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith) or by reference to the maturity of

Loans comprising such Borrowing (e.g., a "TERM BORROWING" is a Borrowing comprised of Term Loans).



                                    ARTICLE 2
                                   THE CREDITS

         SECTION 2.01. Commitments to Lend. (a) Revolving Credit Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section 2.01 from time to time prior to the Termination Date in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.03(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.11, prepay Loans and reborrow at any time prior to the Termination Date under this Section 2.01.

         (b) Term Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to the Borrower on the Termination Date in an aggregate amount up to but not exceeding the amount of its Commitment.

         SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Agent notice (a "NOTICE OF COMMITTED BORROWING") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

         (b) the aggregate amount of such Borrowing,

         (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate, and

         (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03. The Money Market Borrowings.

         (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks, at any time prior to the Termination Date, to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                  (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

         (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d) Submission and Contents of Money Market Quotes. (i) Each Bank may, in its sole discretion, submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection 2.03(d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                           (A) the proposed date of Borrowing and the Interest
                  Period therefor,

                           (B) the principal amount of the Money Market Loan for
                  which each such offer is being made, which principal amount
                  (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000,

                  (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                           (C) in the case of a LIBOR Auction, the margin above
                  or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable London Interbank Offered Rate,

                           (D) in the case of an Absolute Rate Auction, the rate
                  of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                           (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                  (iii) Any Money Market Quote shall be disregarded if it:

                           (A) is not substantially in conformity with Exhibit D
                  hereto or does not specify all of the information required by subsection 2.03(d)(ii);

                           (B) contains qualifying, conditional or similar
                  language;

                           (C) proposes terms other than or in addition to those
                  set forth in the applicable Invitation for Money Market Quotes; or

                           (D) arrives after the time set forth in subsection
                  2.03(d)(i).

         (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection 2.03(d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the

Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.03(e) (and the failure of the Borrower to give such notice by such time shall constitute non-acceptance) and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may, but shall not be obligated to, accept any Money Market Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                  (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

                  (iii) acceptance of offers may only be made on the basis of ascending order of Money Market Margins or Money Market Absolute Rates, as the case may be, in each case beginning with the lowest rate so offered, and

                  (iv) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer is described in subsection 2.03(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04. Notice to Banks; Funding of Loans.

         (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied or waived in accordance with Section 9.05, the Agent will make the funds so received from the Banks available to the Borrower no later than 3:00 P.M. (New York City time) on such date, in Federal or other funds immediately available in New York City, as directed by the Borrower.

         (c) If any Bank makes a new Loan hereunder on any day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection 2.04(b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

         (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and, if such Bank shall not have paid such amount to the Agent within two Domestic Business Days of the Agent's demand therefor, the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         (e) The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of any obligation to make a Loan on such date.

         SECTION 2.05. Promissory Notes. (a) The Loans of each Bank shall be evidenced by a single Promissory Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

         (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Promissory Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Promissory Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Promissory Note" of such Bank shall be deemed to refer to and include any or all of such Promissory Notes, as the context may require.

         (c) Upon receipt of each Bank's Promissory Note pursuant to Section 3.01(b), the Agent shall forward such Promissory Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Promissory Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Promissory Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Promissory Note and to attach to and make a part of its Promissory Note a continuation of any such schedule as and when required.

         SECTION 2.06. Maturity of Loans. (a) Each Revolving Credit Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the Termination Date.

         (b) Each Term Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Final Maturity Date.

         (c) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon), on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for each such day. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Payment Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for each such day.

         (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for each such day plus the applicable Adjusted CD Rate for such Interest Period; provided that if any CD Loan shall, as a result of the further proviso to the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of
(i) the sum of the CD Margin for each such day plus the Adjusted CD Rate applicable to such Loan on the day before such payment was due and (ii) the rate applicable to Base Rate Loans for each such day.

         The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                [ CDBR       ]*
                  ACDR     =    [ ---------- ] + AR
                                [ 1.00 - DRP ]

                  ACDR     =    Adjusted CD Rate
                  CDBR     =    CD Base Rate
                  DRP      =    Domestic Reserve Percentage
                  AR       =    Assessment Rate

----------
* The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

         The "CD BASE RATE" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "DOMESTIC RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4(a) or any successor provision (a "BIF Member") to the Federal Deposit Insurance Corporation (or any successor) for the Federal Deposit Insurance Corporation's (or such successor's) insuring time deposits at offices of such BIF Member in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for each such day plus the applicable London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in subsection (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

         (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the

Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Base Rate for each such day.

         (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.08. Facility Fee. (a) The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate. Such facility fee shall accrue (i) from and including the date hereof to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date (or earlier date of termination of the Commitments in their entirety) to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.

         (b) Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of

$10,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Promptly after receiving a notice pursuant to this Section, the Agent shall notify each Bank of the contents thereof.

         SECTION 2.10. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Revolving Credit Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.11. Optional Prepayments. (a) The Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)), (ii) upon at least three Domestic Business Days' notice to the Agent, subject to Section 2.13, prepay any Group of CD Loans and
(iii) upon at least three Euro-Dollar Business Days' notice to the Agent, subject to Section 2.13, prepay any Group of Euro-Dollar Loans, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to but not including the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans (or such Money Market Borrowing).

         (b) Except as provided in Section 2.11(a)(i), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and once notice is so given to the Banks, the Borrower's notice of prepayment shall not thereafter be revocable by the Borrower.

         SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the respective accounts of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (pursuant to Article 2, 6 or 8 (other than Section 8.02)) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to
Section 2.07(d), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.04(a), 2.11(c) or 2.16 (other than as a result of default by such Bank), the Borrower shall reimburse each Bank within 15 days after written demand for any resulting loss or expense reasonably incurred by it (or by an existing or prospective Participant in the related Loan) in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Borrower a certificate specifying in reasonable detail the calculation of, and the reasons for, the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.15. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest
(x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice, and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         SECTION 2.16. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to subsection 2.16(d) of this Section and the provisions of Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                  (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans; and

                  (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.13 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans of one type to Domestic Loans of the other type or are CD Loans to be continued as CD Loans for an additional Interest Period, in which case such notice shall be delivered to the Agent not later than 10:30 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of CD Loans or Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

         (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.16(a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be CD Loans or Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

         (d) The Borrower shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as, CD Loans or Euro-Dollar Loans if (i) the aggregate principal amounts of any Group of CD Loans or Euro-Dollar Loans created or continued as a result of such election would be less than $10,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Agent.

         SECTION 2.17. Optional Increase in Commitments. At any time, if no Default shall have occurred and be continuing, the Borrower may, if it so elects, increase the aggregate amount of the Commitments, either by designating a financial institution not theretofore a Bank to become a Bank (such designation to be effective only with the prior written consent of the Agent, which consent will not be unreasonably withheld) or by agreeing with an existing Bank that such Bank's Commitment shall be increased. Upon execution and delivery by the Borrower and such Bank or other financial institution of an instrument in form reasonably satisfactory to the Agent, such existing Bank shall have a Commitment as therein set forth or such other financial institution shall become a Bank with a Commitment as therein set forth and all the rights and obligations of a Bank with such a Commitment hereunder; provided:

         (a) that the Borrower shall provide prompt notice of such increase to the Agent, who shall promptly notify the Banks;

         (b) that no Commitment of any Bank exceeds, as a result of such increase, 10% of the aggregate amount of the Commitments; and

         (c) that the amount of such increase, together with all other increases in the aggregate amount of the Commitments pursuant to this Section 2.17 since the date of this Agreement, does not exceed $750,000,000.

         Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.17, within five Domestic Business Days, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Group of Euro-Dollar Loans or CD Loans then outstanding, the Borrower shall prepay such Group in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall reborrow Committed Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.



                                    ARTICLE 3
                                   CONDITIONS

         SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

         (b) receipt by the Agent of a duly executed Promissory Note for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.05;

         (c) receipt by the Agent of the Parent Guarantee, duly executed by the Parent Guarantor;

         (d) receipt by the Agent of an opinion of each of (i) Mark A. Belnick, Executive Vice President and Chief Corporate Counsel of the Parent Guarantor, substantially in the form of Exhibit E hereto, (ii) Beghin Nothar Feider Loeff Claeys Verbeke, special Luxembourg counsel for the Borrower, substantially in the form of Exhibit F hereto and (iii) Appleby, Spurling & Kempe, special Bermuda counsel for the Parent Guarantor, substantially in the form of Exhibit G hereto;

         (e) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit H hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (f) receipt by the Agent of all documents the Agent may reasonably request relating to the existence of the Borrower and the Parent Guarantor, the corporate authority for and the validity of this Agreement, the Parent Guarantee and the Promissory Notes, and any other matters reasonably determined by the Agent to be relevant hereto, all in form and substance reasonably satisfactory to the Agent;

         (g) receipt by the Agent of evidence satisfactory to it that all principal of any loans outstanding under, and all accrued interest and fees under, the Existing 364-Day Agreement shall have been paid in full; and

         (h) receipt by the Agent of payment of participation fees for the account of the Banks in the respective amounts heretofore mutually agreed;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than February 15, 1999. The Agent shall promptly notify the Borrower, each Bank and each other party to the Existing Credit Agreements of the Effective Date, and such notice shall be conclusive and binding on all parties to the Financing Documents.

         SECTION 3.02. Existing Agreements. (a) On the Effective Date, the commitments under the Existing 364-Day Agreement shall terminate, without further action by any party thereto.

         (b) On the Effective Date, without further action by any party to the Existing Five-Year Agreement, the Existing Five-Year Agreement shall be amended as follows:

                  (i) The following provisions of the Existing Five-Year Agreement shall be amended to read exactly as the corresponding provisions of this Agreement:

                           (A) the following definitions: Borrower, Financing
                  Documents, Indenture, Material Adverse Effect, Obligor, Parent Guarantee, Parent Guarantor, Responsible Officer, Significant Subsidiary, Subsidiary Guarantor, TycoLux Debt Securities and Wholly-Owned Consolidated Subsidiary;

                           (B) subsections (b), (c), (d) and (e) of Section
                  2.07;

                           (C) subsection (d) of Section 3.03;

                           (D) Articles 4, 5 and 6; and

                           (E) Section 9.08.

                  (ii) The following new provisions are added to the Existing Five- Year Agreement to read exactly as the corresponding provisions of this Agreement:

                           (A) the following definitions: CD Margin, Euro-Dollar
                  Margin, Facility Fee Rate and Pricing Schedule; and

                           (B) Section 9.12.

                  (iii) The following portions of the Existing Five-Year Agreement are deleted:

                           (A) Exhibits E-1, E-2, F, H, I, L, K and M;

                           (B) the following definitions: Acquisition,
                  Applicable Margin, Consolidated Assets, Consolidated Debt, Consolidated EBIT, Consolidated Interest Expense, Consolidated Net Income, Consolidated Net Worth, Consolidated Subsidiary, Consolidated Tangible Assets, Consolidated Tangible Net Worth, Consolidated Total Capitalization, Debt, Domestic Parent, ERISA, ERISA Group, Existing Agreements, Existing Five-Year Agreement, Existing 364-Day Agreement, Existing Tyco US Debt, Guarantee, Guarantor, Hazardous Substances, Intangible Assets, Internal Revenue Code, Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status, Material Debt, Material Plan, Multiemployer Plan, New Borrower Agreement, New Borrower Date, PBGC, Permitted Receivables Transaction, Plan, Prospects, Refinancing, Related Agreement, Status, Subsidiary Guarantee, Tyco Luxembourg, Tyco US and Unfunded Liabilities;

                           (C) Section 1.02;

                           (D) subsection (h) of Section 2.07;

                           (E) the second paragraph of Section 2.08(a) and

                           (F) Section 3.01, 3.02 and 3.04.

                  (iv) The definition of Termination Date is amended to read as follows:

                  "TERMINATION DATE" means February 12, 2003; provided that if such date is not a Euro-Dollar Business Day, the Termination Date shall be the next preceding Euro-Dollar Business Day.


                  (v) The pricing schedule set forth as Exhibit K to this Agreement is added to the Existing Five-Year Agreement as the Pricing Schedule referred to therein.

         (c) The Banks which are parties to the Existing Credit Agreements, comprising the "Required Banks" as defined therein, hereby (i) waive any requirement of notice of termination of the commitments pursuant to Section 2.09 of the Existing 364-Day Agreement and of prepayment of Loans to the extent necessary to give effect to the subsections 3.01(g) and 3.02(a), provided that any such prepayment of Loans shall be subject to Section 2.13 of the Existing 364- Day Agreement and (ii) agree to the amendments specified in subsection 3.02(b) and the amendment and restatement of the "Parent Guarantee" (as defined in the Existing Credit Agreements) pursuant to subsection 3.01(c).

         SECTION 3.03. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction (or waiver in accordance with Section 9.05) of the following conditions:

         (a) receipt by the Agent of a Notice of Borrowing as required by
Section 2.02 or 2.03, as the case may be;

         (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

         (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

         (d) the fact that the representations and warranties of each Obligor contained in the Financing Documents (except the representations and warranties set forth in Section 3.04(a) and (b) of the Parent Guarantee, which are made only as of the date of the Parent Guarantee) shall be true in all material respects on and as of the date of such Borrowing.

         Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in subsections (b), (c) and (d) of this Section.



                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Agent and the Banks that:

         SECTION 4.01. Corporate Existence and Power. The Borrower is a company duly organized and validly existing under the laws of its jurisdiction of organization. The Borrower has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, the "Consents") required to carry on its business as now conducted, other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Promissory Notes: (a) are within the Borrower's corporate powers; (b) have been duly authorized by all necessary corporate action on the part of the Borrower; (c) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of the Borrower; and (d) do not contravene, or constitute a default by the Borrower under, any provision of (i) applicable law or regulation, (ii) the organizational documents of the Borrower, or (iii) any agreement or instrument evidencing or governing debt of the Borrower or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Promissory Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

         SECTION 4.04. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.

         SECTION 4.05. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.



                                    ARTICLE 5
                                    COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Promissory Note remains unpaid:

         SECTION 5.01. Information. The Borrower will deliver to each of the
Banks:

         (a) within five Domestic Business Days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate on behalf of the Borrower signed by the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth, in reasonable detail, the nature thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (b) promptly upon the filing thereof, copies of all final registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and final reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower may file with the Securities and Exchange Commission;

         (c) promptly following, and in any event within 10 days of, any change in a Debt Rating by any Rating Agency, notice thereof; and

         (d) from time to time, upon reasonable notice, such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         Information required to be delivered pursuant to subsection (b) above shall be deemed to have been delivered on the date on which the Borrower provides (or causes to be provided) notice to the Banks that such information has been posted on the Parent Guarantor's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to
Section 4.01(c) of the Parent Guarantee and (ii) the Borrower shall deliver paper copies of the information referred to in subsection (b) to any Bank which requests such delivery.

         SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where (i) any such failure to so pay or discharge could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (ii) such liabilities or obligations may be contested in good faith by appropriate proceedings. The Borrower will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of such liabilities or obligations.

         SECTION 5.03. Maintenance of Property; Insurance. (a) Except as permitted by Section 5.04 or 5.07, the Borrower will keep, and will cause each Subsidiary to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted, unless the failure to so keep could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its assets and business against such casualties and contingencies, of such types (including, without limitation, loss or damage, product liability, business interruption, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations of established reputations engaged in the same or a similar business, unless the failure to maintain such insurance could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower (a) will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries and reasonably related extensions thereof, and (b) will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect (x) their respective corporate existence and (y) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, unless in the case of either the failure of the Borrower to comply with subclause (b) (y) of this Section 5.04 or the failure of a Subsidiary to comply with clauses (a) or (b) of this Section 5.04, such failure could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 5.04 shall prohibit (i) the merger or consolidation of a Subsidiary with or into the Borrower or a Wholly-Owned Consolidated Subsidiary, (ii) the sale, lease, transfer, assignment or other disposition by a Subsidiary of all or any part of its assets to the Borrower or to a Wholly-Owned Consolidated Subsidiary, (iii) the merger or consolidation of a Subsidiary with or into a Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary, if the Person surviving such consolidation or merger is a Subsidiary of the Parent Guarantor and immediately after giving effect thereto, no Default shall have occurred and be continuing, (iv) the sale, lease, transfer, assignment or other disposition by a Subsidiary of all or any part of its assets to a Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary if the Person to which such sale, lease, transfer, assignment or other disposition is made is a Subsidiary of the Parent Guarantor and immediately after giving effect thereto, no Default shall have occurred and be continuing, (v) any transaction permitted pursuant to Section 5.07, (vi) the termination of the corporate existence of any Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks and (vii) the sale, lease, transfer, assignment or other disposition (including any such transaction by way of merger or consolidation) by the Borrower of all or any part of its assets to a Person other than the Borrower or a Subsidiary if (A) immediately after giving effect thereto, no Default shall have occurred and be continuing and (B) the Borrower is a Subsidiary of such Person or the Borrower and such Person are Subsidiaries of the same Person.

         SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (a) noncompliance therewith could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect or (b) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.06. Inspection of Property, Books and Records; Confidentiality. (a) The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which true and correct entries shall be made of its business transactions and activities so that financial statements that fairly present its business transactions and activities can be properly prepared in accordance with generally accepted accounting principles.

         (b) The Borrower will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all upon reasonable notice to the Borrower, at such reasonable times and as often as may reasonably be requested by any Bank.

         (c) Each Bank and the Agent shall, by its receipt of Confidential Information (as defined below) pursuant to or in connection with this Agreement or its exercise of any of its rights hereunder, be deemed to have agreed (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to (i) keep such information confidential, (ii) (except as permitted by clause (iii) of this Section 5.06(c)) not disclose such information to any Person other than an officer, director, employee, legal counsel, independent auditor or authorized agent or advisor of the Agent or such Bank needing to know such information (it being understood that any such officer, director, employee, legal counsel, independent auditor or authorized agent or advisor shall be informed by the Agent or such Bank of the confidential nature of such information), (iii) not disclose such information to any Assignee or Participant (or prospective Assignee or Participant), unless such Assignee or Participant (or prospective Assignee or Participant) shall agree in writing to be bound by the provisions of this Section 5.06(c) and (iv) not use any such information except for purposes relating to this Agreement or the Notes. The term "Confidential Information" shall mean non-public information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent, any Bank or other Person exercising rights hereunder or required to be bound hereby (collectively "Recipients"), but shall not include any such information which
(1) has become or hereafter becomes available to the public other than as a result of a disclosure by a Recipient, or (2) has become or hereafter becomes available to a Recipient, on a non-confidential basis, from a source other than the Borrower or any of its Subsidiaries (or any of their respective representatives or agents) or any Recipient, which source, to the knowledge of the Recipient, is not prohibited from disclosing such information by a confidentiality agreement with, or other legal or fiduciary obligation to, the Borrower or its Subsidiaries.

         The restrictions set forth in the immediately preceding paragraph shall not prevent the disclosure by a Recipient of any such information:

                           (A) with the prior written consent of the Borrower,

                           (B) at the request of a bank regulatory agency or in
                  connection with an examination by bank examiners, or

                           (C) upon order of any court or administrative agency
                  of competent jurisdiction, to the extent required by such order and not effectively stayed on appeal or otherwise, or as otherwise required by law; provided that in the case of any intended disclosure under this clause (C), the Recipient shall (unless otherwise required by applicable law) give the Borrower not less than five Domestic Business Days prior notice (or such shorter period as may, in the good faith discretion of the Recipient, be reasonable under the circumstances or may be required by any court or agency under the circumstances), specifying the Confidential Information involved and stating such Recipient's intention to disclose such Confidential Information (including the manner and extent of such disclosure) in order to allow the Borrower an opportunity to seek an appropriate protective order.

         Each Recipient shall agree that, in addition to all other remedies available, the Borrower shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach of this Section 5.06(c) by such Recipient.

         SECTION 5.07. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person, unless

                           (A) the Borrower or a Subsidiary is the surviving
                  corporation;

                           (B) the Person (if other than the Borrower) formed by
                  such consolidation or into which the Borrower is merged, or the Person which acquires by sale or other transfer, or which leases, all or substantially all of the assets of the Borrower (any such Person, the "Successor"), shall be organized and existing under the laws of Luxembourg, and shall expressly assume, in a writing executed and delivered to the Agent for delivery to each of the Banks, in form reasonably satisfactory to the Agent, the due and punctual payment of the principal of and interest on the Promissory Notes and the performance of the other obligations under this Agreement and the Promissory Notes on the part of the Borrower to be performed or observed, as fully as if such Successor were originally named as the Borrower in this Agreement;

                           (C) immediately after giving effect to such
                  transaction, no Default shall have occurred and be continuing; and

                           (D) the Borrower has delivered to the Agent a
                  certificate on behalf of the Borrower signed by a Responsible Officer and an opinion of counsel (which counsel may be an employee of the Borrower), each stating that all conditions provided in this Section 5.07 relating to such transaction have been satisfied.

         The foregoing provisions of this Section 5.07 shall not restrict the merger or consolidation of any Subsidiary with and into the Borrower.

         Upon the satisfaction (or waiver in accordance with Section 9.05) of the conditions set forth in this Section 5.07, the Successor shall succeed, and may exercise every right and power of, the Borrower under this Agreement and the Promissory Notes with the same effect as if the Successor had been originally named as the Borrower herein and in the Promissory Notes, and the Borrower shall be relieved of its obligations under this Agreement and the Promissory Notes.

         SECTION 5.08. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes, including, without limitation, capital expenditures and (subject to the following sentence) acquisitions. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

         SECTION 5.09. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate (collectively, "AFFILIATE TRANSACTIONS"); provided, however, that the foregoing provisions of this Section 5.09 shall not prohibit the Borrower or any of its Subsidiaries from: (a) making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which the Borrower would reasonably expect to be obtained in a similar transaction with a Person which is not an Affiliate at such time, (b) making payments of principal, interest and premium on any debt of the Borrower or such Subsidiary held by an Affiliate if the terms of such debt are at least as favorable to the Borrower or such Subsidiary as the terms which the Borrower would reasonably expect to have been obtained at the time of the creation of such debt from a lender which was not an Affiliate, (c) participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates, (d) paying or granting reasonable compensation and benefits to any director, officer, employee or agent of the Borrower or any Subsidiary, (e) paying reasonable legal fees and expenses to a law firm of which an Affiliate is a member or (f) engaging in any Affiliate Transaction not otherwise addressed in subsections (a) - (e) of this Section 5.09, the consummation of which could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.10. Subsidiary Guarantors. If any Subsidiary becomes a guarantor of TycoLux Debt Securities under the Indenture, the Borrower will cause such Person to become a Subsidiary Guarantor concurrently therewith.

                                    ARTICLE 6
                                    DEFAULTS

         SECTION 6.01. Events of Defaults. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing and shall not have been waived in accordance with Section 9.05:

         (a) any principal of any Loan shall not be paid when due, or any interest on any Loan or any fees payable hereunder shall not be paid within three Domestic Business Days of the due date thereof;

         (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.10;

         (c) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.09, inclusive, and such failure shall not be remedied within five days after any Responsible Officer obtains actual knowledge thereof;

         (d) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b)
or (c) of this Section 6.01) for 10 days after notice thereof has been given to the Borrower by the Agent at the request of any Bank;

         (e) any representation, warranty, certification or statement made in writing by the Borrower in the Financing Documents or in any certificate, financial statement or other document required to be delivered to the Agent or any of the Banks pursuant to the Financing Documents shall prove to have been incorrect in any material respect when made (or deemed made);

         (f) there shall occur any Guarantor Event of Default (as defined in the Parent Guarantee);

         (g) the Borrower shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or (ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other similar proceeding commenced against it, or (iii) make a general assignment for the benefit of creditors, or (iv) fail generally to pay its debts as they become due, or (v) take corporate action authorizing any of the foregoing;

         (h) (i) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, and such involuntary case or other proceeding shall remain in effect and undismissed and unstayed for a period of 60 consecutive days or (ii) an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect;

          (i) a judgment or order for the payment of money in excess of $30,000,000 (after deducting amounts covered by insurance, except to the extent that the insurer providing such insurance has declined such coverage) shall be rendered against the Borrower or any Subsidiary and, within 60 days after entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or order is not discharged;

         (j) the Borrower shall cease to be a Wholly-Owned Consolidated Subsidiary of the Parent Guarantor; or

         (k) any Financing Document shall cease to be valid and enforceable (except for the termination of a Subsidiary Guarantee in accordance with its terms); or any Obligor shall so assert in writing;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 60% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Promissory Notes evidencing more than 60% in aggregate principal amount of the Loans, by notice to the Borrower declare the Promissory Notes (together with accrued interest thereon) to be, and the Promissory Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in subsection (g) or (h) above or any Guarantor Event of Default specified in Section 5.01(g) of the Parent Guarantee with respect to any Obligor, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Promissory Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                    ARTICLE 7
                                    THE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York (and any successor acting as Agent) and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

         SECTION 7.03. Action by Agent. The obligations of the Agent under the Financing Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Limits of Liability. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Subsidiary Guarantees, the Parent Guarantee, the Promissory Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by or on behalf of the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and its own decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, subject to the consent of the Borrower. If no successor Agent shall have been so appointed by the Required Banks and consented to by the Borrower and shall have accepted such appointment within 45 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Financing Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon in writing between the Borrower and the Agent.

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

         (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

         (b) in the case of CD Loans or Euro-Dollar Loans, Banks holding 50% or more of the aggregate amount of the affected Loans advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon, until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (which the Agent agrees to do promptly upon such circumstances ceasing to exist), (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least one Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date,
(i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02. Illegality. If, on or after the date of this Agreement, any Bank has determined in its reasonable judgment that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice specifying the circumstances giving rise to such suspension to the other Banks and the Borrower, whereupon, until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist), the obligation of such Bank to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank in the good faith exercise of its discretion, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date of this Agreement, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, any Bank has determined in its reasonable judgment that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding
(i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Promissory Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Promissory Note with respect thereto, by an amount deemed by such Bank to be material to such Bank, then, within 15 days after written demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after written demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle such Bank to compensation pursuant to this Section; provided that (i) if any Bank fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank shall only be entitled to payment under this Section 8.03 for costs incurred from and after the date 90 days prior to the date that such Bank does give such notice and (ii) each such Bank will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank in the good faith exercise of its discretion, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the basis used to determine such amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank will use reasonable averaging and attribution methods and will have a reasonable basis for any assumptions it makes in connection therewith.

         SECTION 8.04. Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Promissory Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on or measured by its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as its "TAXES", and all such excluded taxes being hereinafter referred to as its "DOMESTIC TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Promissory Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04 such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Promissory Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Financing Document (hereinafter referred to as "OTHER TAXES").

         (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04 paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. In addition, on and after the New Borrower Date, the Borrower agrees to indemnify the Agent and each Bank for all Domestic Taxes and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case to the extent that such Domestic Taxes result from any payment or indemnification pursuant to this Section for (i) Taxes or Other Taxes imposed by any jurisdiction other than the United States or (ii) Domestic Taxes of the Agent or such Bank, as the case may be. This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

         (d) At the times indicated herein, each Bank organized under the laws of a jurisdiction outside the United States shall provide the Borrower with Internal Revenue Service form 1001 or 4224 (in each case accompanied by any statements which may be required under applicable Treasury regulations), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to receive payments under this Agreement
(i) without deduction or withholding of any United States federal income taxes or (ii) subject to a reduced rate of United States federal withholding tax, unless, in each case of clause (i) and (ii) of this Section 8.04(d), an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or which would prevent the Bank from duly completing and delivering any such form with respect to it and the Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of such taxes. Such forms shall be provided (x) on or prior to the date of the Bank's execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof, and on or prior to the date on which it becomes a Bank in the case of each other Bank, and (y) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by the Bank. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, United States withholding tax at such rate shall be considered excluded from "TAXES" as defined in Section 8.04(a). In addition, to the extent that for reasons other than a change of treaty, law or regulation any Bank becomes subject to an increased rate of United States interest withholding tax while it is a party to this Agreement, United States withholding tax at such increased rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

          (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form in accordance with Section 8.04(d) (unless such failure is excused by the terms of Section 8.04(d)), such Bank shall not be entitled to indemnification under Section 8.04(a) or 8.04(c) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank in the good faith exercise of its discretion, is not otherwise disadvantageous to such Bank.

         SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or
8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist), all Loans which would otherwise be made by such Bank as (or continued as or converted to) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks). If such Bank notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

         SECTION 8.06. Substitution of Bank. If any Bank (i) has demanded compensation for increased costs pursuant to Section 8.03 or 8.04 or is entitled to payments under Section 8.04(a) or (ii) has determined that the making or maintaining of any Euro-Dollar Loan has become unlawful or impossible pursuant to Section 8.02 and similar additional interest or compensation has not been demanded by, or a similar determination has not been made by, all of the Banks, the Borrower shall have the right (with the assistance of the Agent) to designate an Assignee which is not an Affiliate of the Borrower to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto, the outstanding Loans and Commitment of such Bank and to assume all of such Bank's other rights and obligations hereunder without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the principal amount of all of such Bank's outstanding Loans plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of that Bank's Commitment hereunder plus such amount, if any, as would be payable pursuant to Section 2.13 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of such assignment.



                                    ARTICLE 9
                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party provided for hereunder shall be in writing (including, without limitation, bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 9.01 and electronic, telephonic or other appropriate confirmation of receipt is received by the sender, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article 2 or Article 8 shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of the Financing Documents, any waiver or consent hereunder or any amendment thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Borrower agrees to indemnify the Agent and each Bank, their respective Bank Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee (whether or not such Indemnitee shall be designated a party thereto) arising out of any investigative, administrative or judicial proceeding (brought or threatened) relating to or arising out of the Financing Documents, the arrangement, administration, performance or enforcement thereof or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction; provided further that no Indemnitee shall have the right to be indemnified hereunder in connection with any proceedings between it and another Indemnitee which does not relate to the Borrower.

         (c) If any proceeding or claim shall be brought or asserted against any Indemnitee in respect of which indemnity may be sought pursuant to the preceding subsection, such Indemnitee shall promptly notify the Borrower. The Borrower shall not be liable for any costs or expenses in connection with any settlement entered into without its consent.

         SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Promissory Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Promissory Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Promissory Notes held by the other Banks, and such other adjustments shall be made, as may be required, so that all such payments of principal and interest with respect to the Promissory Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Promissory Notes.

         SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Promissory Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment,
(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Promissory Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) release the Parent Guarantor from its obligations under the Parent Guarantee.

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement and subject to subsection (e), (f) and (g) below, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection 9.06(c) or 9.06(d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (in an amount equivalent to an original Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Promissory Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Agent, which shall not be unreasonably withheld; provided that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Promissory Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Promissory Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) Notwithstanding anything to the contrary contained in this Section
9.06 but subject to the terms and conditions set forth in this subsection (f), any

         Bank may from time to time, elect to designate a Conduit to provide all or any part of Loans required to be made by such Bank to the Borrower pursuant to this Agreement or to acquire a participation interest in any Loans extended by such Bank hereunder (a "CONDUIT DESIGNATION"), provided the designation of a Conduit by any Bank for purposes of this Section 9.06(f) shall be subject to the approval of the Borrower, which shall not be unreasonably withheld. No additional Note shall be required with regard to a Conduit Designation; provided, however, to the extent any Conduit shall advance funds under a Conduit Designation, the designating Bank shall be deemed to hold the Note in its possession as an agent for such Conduit to the extent of the Loan funded by such Conduit. Notwithstanding any such Conduit Designation, (x) the designating Bank shall remain solely responsible to the other parties hereto for its obligations under this Agreement and (y) the Borrower and the Agent may continue to deal solely and directly with the designating Bank as administrative agent for such designating Bank's Conduit, in connection with all of such Conduit's rights and obligations under this Agreement, unless and until the Borrower and the Agent are notified that the designating Bank has been replaced as administrative agent for its Conduit; any payments for the benefit of any designating Bank and its Conduit shall be paid to such designating Bank for itself as administrative agent for its Conduit, as applicable; provided neither the Borrower nor the Agent shall be responsible for any designating Bank's application of any such payments. In addition, any Conduit may (i) with notice to, but without the prior written consent of the Borrower and the Agent, and without paying any processing fee therefor, assign all or portions of its interest in any Loans to the Bank that designated such Conduit or to any financial institutions consented to by the Borrower and the Agent providing liquidity and/or credit facilities to or for the account of such Conduit to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Conduit.

         (g) Each party to this Agreement hereby agrees that, at any time a Conduit Designation is in effect, it shall not institute against, or join any other person in instituting against, any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note issued by such Conduit is paid. This
Section 9.06(g) shall survive the termination of this Agreement.

         SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

\

         SECTION 9.08. Governing Law. THIS AGREEMENT AND EACH PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.10. Waiver of Jury Trial. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.11. Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against the Borrower or for any other reason, any payment under or in connection with this Agreement, is made or satisfied in a currency (the "Other Currency") other than that in which the relevant payment is due (the "Required Currency") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "Payee") to purchase the Required Currency with the other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement, the Borrower shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

         SECTION 9.12. Judicial Proceedings. (a) Consent to Jurisdiction. The Borrower irrevocably submits to the non-exclusive jurisdiction of any federal or New York State court sitting in New York City over any suit, action or proceeding arising out of or relating to the Financing Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum. The Borrower agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and will be given effect in Luxembourg to the fullest extent permitted by applicable law and may be enforced in any federal or New York State court sitting in New York City (or any other courts to the jurisdiction of which the Borrower is or may be subject) by a suit upon such judgment, provided that service of process is effected upon it in one of the manners specified herein or as otherwise permitted by law.

         (b) Appointment of Agent for Service of Process. The Borrower hereby irrevocably designates and appoints CT Corporation System having an office on the date hereof at 1633 Broadway, New York, New York 10019 as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City. The Borrower represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Agent. Such designation and appointment shall be irrevocable until all principal and interest and all other amounts payable under the Financing Documents shall have been paid in full in accordance with the provisions hereof. If such agent shall cease so to act, the Borrower covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Agent and to deliver promptly to the Agent evidence in writing of such other agent's acceptance of such appointment.

         (c) Service of Process. The Borrower hereby consents to process being served in any suit, action, or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City by service of process upon the agent of the Borrower, as the case may be, for service of process in such jurisdiction appointed as provided in subsection
(b) above; provided that, to the extent lawful and possible, written notice of said service upon such agent shall be mailed by registered airmail, postage prepaid, return receipt requested, to the Borrower at its address specified on the signature pages hereof or to any other address of which the Borrower shall have given written notice to the Agent. The Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Borrower.

         (d) No Limitation on Service or Suit. Nothing in this Section shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Agent or any Bank to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                    TYCO INTERNATIONAL GROUP S.A.

                                    By:  /s/ Richard Brann
                                         ---------------------------------------
                                         Title: Managing Director


                                    By:  /s/ Erik D. Lazar
                                         ---------------------------------------
                                         Title: Managing Director

                                    Address: 6 Avenue Emile Reuter
                                             2nd Floor
                                             Luxembourg, 2420
                                    Facsimile number: 352-46-43-50



                                    MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK


                                    By:  /s/ SoVonna L. Day
                                         ---------------------------------------
                                         Title: Vice President


                                    MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Agent


                                    By: /s/ SoVonna L. Day
                                        ---------------------------------------
                                        Title: Vice President

                                    60 Wall Street
                                    New York, New York 10260-0060
                                    Attention: SoVonna L. Day
                                    Telex number: 177615
                                    Facsimile number: 212-648-5018

                                    Co-Syndication Agents:

                                    BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION


                                    By: /s/ John W. Pocalyko
                                        ---------------------------------------
                                        Title: Managing Director


                                    THE CHASE MANHATTAN BANK


                                    By: /s/ Michael Lancia
                                        ---------------------------------------
                                        Title: Vice President


                                    COMMERZBANK AG, NEW YORK BRANCH


                                    By: /s/ Robert Donohue
                                        ---------------------------------------
                                        Title: Senior Vice President

                                    By: /s/ Peter Doyle
                                        ---------------------------------------
                                        Title: Assistant Vice President

                                    Managing Agents:

                                    ABN AMRO BANK N.V.


                                    By: /s/ James S. Adelsheim
                                        ---------------------------------------
                                        Title: Group Vice President


                                    By: /s/ David A. Carroll
                                        ---------------------------------------
                                        Title: Officer

                                    BARCLAYS BANK PLC


                                    By: /s/ Paul Kavanagh
                                        ---------------------------------------
                                        Title: Director


                                    BANKERS TRUST COMPANY


                                    By: /s/ Patricia Hogan
                                        ---------------------------------------
                                        Title: Principal


                                    CITIBANK, N.A.


                                    By: /s/ Diane L. Pockaj
                                        ---------------------------------------
                                        Title: Vice President


                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By: /s/ Vladimir Labun
                                        ---------------------------------------
                                         Title: First Vice President - Manager

                                    CREDIT SUISSE FIRST BOSTON


                                    By: /s/ David W. Kratovil
                                        ---------------------------------------
                                        Title: Director


                                    By:  /s/ Robert Hetu
                                        ---------------------------------------
                                          Title: Vice President


                                    DRESDNER BANK AG, NEW YORK AND
                                         GRAND CAYMAN BRANCHES


                                    By: /s/ A. Richard Morris
                                        ---------------------------------------
                                        Title: First Vice President

                                    By: /s/ Ken Hamilton
                                        ---------------------------------------
                                        Title: Senior Vice President


                                    THE FIRST NATIONAL BANK OF CHICAGO


                                    By: /s/ Robert McMillan
                                        ---------------------------------------
                                        Title: Corporate Banking Officer


                                    FIRST UNION NATIONAL BANK


                                    By: /s/ Mareen Walker Duvall
                                        ---------------------------------------
                                        Title: Senior Vice President

                                    ISTITUTO BANCARIO SAN PAOLO DI
                                         TORINO ISTITUTO MOBILIARE
                                         ITALIANO, SPA


                                    By: /s/ Luca Sacchi
                                        ---------------------------------------
                                        Title: Vice President

                                    By: /s/ Carlo Persico
                                        ---------------------------------------
                                        Title: Deputy General Manager


                                    MARINE MIDLAND BANK


                                    By: /s/ Mark J. Rakov
                                        ---------------------------------------
                                        Title: Vice President


                                    MELLON BANK, N.A.


                                    By: /s/ Charles H. Staub
                                        ---------------------------------------
                                        Title: First Vice President


                                    SOCIETE GENERALE


                                    By: /s/ Louis P. Laville, III
                                        ---------------------------------------
                                         Title: Director

                                    THE BANK OF NOVA SCOTIA


                                    By: /s/ William E. Zarrett
                                        ---------------------------------------
                                        Title: Senior Relationship Manager


                                    TORONTO DOMINION (TEXAS), INC.


                                    By: /s/ Anne C. Favoriti
                                        ---------------------------------------
                                        Title: Vice President

                                    WESTDEUTSCHE LANDESBANK
                                         GIROZENTRALE


                                    By: /s/ Duncan M. Robertson
                                        ---------------------------------------
                                        Title: Vice President


                                    By: /s/ Alan S. Bookspan
                                        ---------------------------------------
                                        Title: Vice President

                                    Co-Agents:

                                    BANKBOSTON, N.A.


                                    By: /s/ Roberta F. Keeler
                                        ---------------------------------------
                                        Title: Vice President

                                    BANQUE NATIONALE DE PARIS


                                    By: /s/ Richard L. Sted
                                        ---------------------------------------
                                        Title: Senior Vice President

                                    By: /s/ Richard Pace
                                        ---------------------------------------
                                        Title: Vice President
                                               Corporate Banking Division

                                    Lead Managers:

                                    DEN DANSKE BANK AKTIESELSKAB,
                                         CAYMAN ISLANDS BRANCH


                                    By: /s/ Peter L. Hargraves
                                        ---------------------------------------
                                        Title: Vice President

                                    By: /s/ Henrik K. Ibsen
                                        ---------------------------------------
                                        Title: Vice President


                                    FLEET BANK - NH


                                    By: /s/ Amy LeBlanc Hackett
                                        ---------------------------------------
                                        Title:  Vice President


                                    KEYBANK NATIONAL ASSOCIATION


                                    By: /s/ Frank J. Jancar
                                        ---------------------------------------
                                        Title: Vice President

                                    NATIONAL WESTMINSTER BANK PLC
                                         NEW YORK BRANCH


                                    NATIONAL WESTMINSTER BANK PLC
                                         NASSAU BRANCH


                                    By: /s/ B. T. Sharpe
                                        ---------------------------------------
                                        Title: Senior Corporate Manager


                                    By: /s/ B. T. Sharpe
                                        ---------------------------------------
                                        Title: Senior Corporate Manager


                                    STANDARD CHARTERED BANK


                                    By: /s/ Jacob H. Yahiayan
                                        ---------------------------------------
                                        Title: Vice President

                                    Participants:

                                    AUSTRALIA AND NEW ZEALAND BANKING
                                         GROUP LIMITED


                                    By: /s/ Robert Sloan
                                        ---------------------------------------
                                        Title: First Vice President

                                    BANCA COMMERCIALE ITALIANA
                                         NEW YORK BRANCH


                                    By: /s/ C. Dougherty
                                        ---------------------------------------
                                        Title: Vice President


                                    By: /s/ Karen Purelis
                                        ---------------------------------------
                                        Title: Vice President

                                    BANCA POPOLARE DI MILANO
                                         NEW YORK BRANCH


                                    By: /s/ Fulvio Montanari
                                        ---------------------------------------
                                        Title: First Vice President


                                    By: /s/ Patrick F. Dillon
                                        ---------------------------------------
                                        Title: Vice President
                                               Chief Credit Officer


                                    BBL INTERNATIONAL, (U.K.) LTD


                                    By: /s/ C. F. Wright
                                        ---------------------------------------
                                        Title: Authorized Signatory


                                    By: /s/ M-C Swinnen
                                        ---------------------------------------
                                        Title: Authorized Signatory

                                    BANK OF TOKYO-MITSUBISHI, LTD.


                                    By: /s/ Thomas Fennessey
                                        ---------------------------------------
                                        Title: Attorney-in-fact


                                    BAYERISCHE HYPO-UND VEREINSBANK AG,
                                         NEW YORK BRANCH


                                    By: /s/ Marianne Weinzinger
                                        ---------------------------------------
                                        Title: Director


                                    By: /s/ Imke Engelmann
                                        ---------------------------------------
                                        Title: Associate Director


                                    BAYERISCHE LANDESBANK
                                         GIROZENTRALE CAYMAN ISLANDS
                                         BRANCH


                                    By: /s/ Alexander Kohnert
                                        ---------------------------------------
                                        Title: First Vice President


                                    By: /s/ James H. Boyle
                                        ---------------------------------------
                                        Title: Senior Vice President

                                    CARIPLO - CASSA DI RISPARMIO DELLE
                                         PROVINCIE LOMBARDE S.p.A.


                                    By: /s/ Anthony F. Giobbi
                                        ---------------------------------------
                                        Title: First Vice President


                                    By: /s/ Maria Elena Greene
                                        ---------------------------------------
                                        Title: Assistant Vice President


                                    COMERICA BANK


                                    By: /s/ Martin G. Elllis
                                        ---------------------------------------
                                        Title: Vice President

                                    CREDIT COMMERCIAL DE FRANCE
                                         NEW YORK BRANCH


                                    By: /s/ J. J. Salomon
                                        ---------------------------------------
                                        Title: Senior Vice President


                                    By: /s/ Elizabeth A. Fallon
                                        ---------------------------------------
                                        Title: Vice President

                                    NORDDEUTSCHE LANDESBANK
                                         GIROZENTRALE NEW YORK BRANCH
                                         AND/OR CAYMAN ISLANDS BRANCH


                                    By: /s/ Irene A. Burczynski
                                        ---------------------------------------
                                        Title: Vice President


                                    By: /s/ Stephen K. Hunter
                                        ---------------------------------------
                                        Title: Senior Vice President


                                    PNC BANK, NATIONAL ASSOCIATION


                                    By: /s/ Donald V. Davis
                                        ---------------------------------------
                                         Title: Vice President


                                    THE BANK OF NEW YORK


                                    By: /s/ Thomas C. McCrohan
                                        ---------------------------------------
                                        Title: Vice President


                                    THE NORTHERN TRUST COMPANY


                                    By: /s/ Russell R. Rockenbach
                                        ---------------------------------------
                                        Title: Second Vice President

                                    UNICREDITO ITALIANO S.p.A.


                                    By: /s/ Harmon P. Butler
                                        ---------------------------------------
                                        Title: First Vice President and
                                        Deputy Manager


                                    By: /s/ Gianfranco Bisagni
                                        ---------------------------------------
                                        Title: First Vice President


                                    BW CAPITAL MARKETS, INC.


                                    By: /s/ Robert B. Herber
                                        ---------------------------------------
                                        Title: Managing Director


                                    By: /s/ Thomas A. Lowe
                                        ---------------------------------------
                                        Title: Vice President


                                    THE DAI-ICHI KANGYO BANK, LTD.,
                                         NEW YORK BRANCH


                                    By: /s/ Bob Gallagher, Jr.
                                        ---------------------------------------
                                        Title: Vice President


                                    WESTPAC BANKING CORPORATION


                                    By: /s/ Kate V. Perry
                                        ---------------------------------------
                                        Title: Vice President

                              COMMITMENT SCHEDULE

Morgan Guaranty Trust Company of New York                                            $183,750,000
Bank of America National Trust and Savings Association                               $108,750,000
The Chase Manhattan Bank                                                             $108,750,000
Commerzbank AG, New York Branch                                                      $108,750,000
ABN AMRO Bank N.V.                                                                    $90,000,000
Barclays Bank Plc                                                                     $90,000,000
Bankers Trust Company                                                                 $90,000,000
Citibank, N.A.                                                                        $90,000,000
Credit Lyonnais New York Branch                                                       $90,000,000
Credit Suisse First Boston                                                            $90,000,000
Dresdner Bank AG, New York and Grand Cayman Branches                                  $90,000,000
The First National Bank of Chicago                                                    $90,000,000
First Union National Bank                                                             $90,000,000
Istituto Bancario San Paolo di Torino
    Istituto Mobiliare Italiano, SpA                                                  $90,000,000
Marine Midland Bank                                                                   $90,000,000
Mellon Bank, N.A.                                                                     $90,000,000
Societe Generale                                                                      $90,000,000
The Bank of Nova Scotia                                                               $90,000,000
Toronto Dominion (Texas), Inc.                                                        $90,000,000
Westdeutsche Landesbank Girozentrale                                                  $90,000,000
BankBoston, N.A.                                                                      $75,000,000
Banque Nationale de Paris                                                             $75,000,000
Den Danske Bank Aktieselskab, Cayman Islands Branch                                   $65,000,000
Fleet Bank - NH                                                                       $65,000,000
KeyBank National Association                                                          $65,000,000
National Westminster Bank Plc New York and
    Nassau Branches                                                                   $65,000,000
Standard Chartered Bank                                                               $65,000,000
Australia and New Zealand Banking Group Limited                                       $50,000,000
Banca Commerciale Italiana New York Branch                                            $50,000,000
Banca Popolare di Milano New York Branch                                              $50,000,000
BBL International, (U.K.) Ltd                                                         $50,000,000
Bank of Tokyo-Mitsubishi, Ltd.                                                        $50,000,000
Bayerische Hypo - Und Vereinsbank AG, New York Branch                                 $50,000,000
Bayerische Landesbank Girozentrale Cayman Islands Branch                              $50,000,000
Cariplo - Cassa Di Risparmio Delle Provincie Lombarde S.p.A.                          $50,000,000
Comerica Bank                                                                         $50,000,000
Credit Commercial de France New York Branch                                           $50,000,000


Norddeutsche Landesbank Girozentrale New York Branch
    and/or Cayman Islands Branch                                                      $50,000,000
PNC Bank, National Association                                                        $50,000,000
The Bank of New York                                                                  $50,000,000
The Northern Trust Company                                                            $50,000,000
Unicredito Italiano S.p.A.                                                            $50,000,000
BW Capital Markets, Inc.                                                              $25,000,000
The Dai-Ichi Kangyo Bank, Ltd., New York Branch                                       $25,000,000
Westpac Banking Corporation                                                           $25,000,000
                                                                                  ---------------

Total Commitments                                                                 $ 3,250,000,000


                                PRICING SCHEDULE

         The "EURO-DOLLAR MARGIN", "CD MARGIN" and "FACILITY FEE RATE" for any day are the respective percentages set forth below in the applicable row and column based upon the Utilization and Status that exist on such day (provided that for any day on or after February 11, 2000, the "Euro-Dollar Margin" and the "CD Margin" shall be equal to the respective percentages so determined plus (x) 1.00% per annum for any day on which Level I Status, Level II Status, Level III Status or Level IV Status exists or (y) 2.00% per annum for any day on which Level V Status or Level VI Status exists):

===============================================================================================================
                                     Level         Level         Level           Level         Level      Level
       Status                          I            II            III              IV            V          VI
===============================================================================================================
Euro-Dollar Margin
   Utilization [less than] 25%     0.315%        0.430%        0.535%          0.640%        0.7375%     0.800%
   Utilization [greater than
     or equal to] 25%              0.440%        0.555%        0.660%          0.765%        0.9875%     1.175%
===============================================================================================================

CD Margin
   Utilization [less than] 25%     0.440%        0.555%        0.660%          0.765%        0.8625%     0.925%
   Utilization [greater than
    or equal to] 25%               0.565%        0.680%        0.785%          0.890%        1.1125%     1.300%
===============================================================================================================
Facility Fee Rate                  0.060%        0.070%        0.090%          0.110%        0.1375%     0.200%
===============================================================================================================

         For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

         "LEVEL I STATUS" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated A or higher by S&P or A2 or higher by Moody's.

         "LEVEL II STATUS" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated A- or higher by S&P or A3 or higher by Moody's and (ii) Level I Status does not exist.

         "LEVEL III STATUS" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

         "LEVEL IV STATUS" exists at any date if, at such date, (i) (x) the Borrower's senior unsecured long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and (y) the Borrower's commercial paper is rated A2 or higher by S&P and P2 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

         "LEVEL V STATUS" exists at any date, if at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

         "LEVEL VI STATUS" exists at any date if, at such date, no other Status exists.

         "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

         "UTILIZATION" means, at any date, the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date and (ii) the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Loans remain outstanding following termination of the Commitments, Utilization shall be deemed to be in excess of 25%.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities and/or commercial paper, as the case may be, of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. If the Borrower is split-rated and the ratings differential is one notch, the higher of the two ratings will apply (e.g., A/A3 results in Level I Status). If the Borrower is split-rated and the ratings differential is more than one notch, the average of the two ratings (or the higher of two intermediate ratings) shall be used (e.g., A/Baa1 results in Level II Status, as does A/Baa2).

                                                                      EXHIBIT A





                                 PROMISSORY NOTE





                                                              New York, New York

                                                                          , 1999





         For value received, TYCO INTERNATIONAL GROUP S.A., a Luxembourg company
(the "Borrower"), promises to pay to the order of         (the "Bank"), for the
account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This promissory note is one of the Promissory Notes referred to in the 364-Day Credit Agreement dated as of February 12, 1999 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

         Except as permitted by Section 9.06 of the Credit Agreement, this Promissory Note may not be assigned by the Bank to any other Person.

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York.


                                    TYCO INTERNATIONAL GROUP S.A.


                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
          Amount      Type      Amount of     Unpaid
            of         of       Principal    Principal    Maturity     Notation
Date       Loan       Loan       Repaid       Amount        Date       Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                       FORM OF MONEY MARKET QUOTE REQUEST

[Date]

To:      Morgan Guaranty Trust Company of New York
         (the "Agent")

From:    Tyco International Group S.A.

            Re: 364-Day Credit Agreement (the "Credit Agreement") dated as of February 12, 1999 among the Borrower, the Banks listed on the signature pages thereof and the Agent

         We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

         Date of Borrowing: __________________


         PRINCIPAL AMOUNT*                  INTEREST PERIOD**
         -----------------                  -----------------
         $


         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                    TYCO INTERNATIONAL GROUP S.A.

                                    By
                                       -----------------------------------------
                                        Title:

                                    By
                                        ----------------------------------------
                                        Title:



------------------------

         *Amount must be $10,000,000 or a larger multiple of $1,000,000.

         **Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                       EXHIBIT C

                   FORM OF INVITATION FOR MONEY MARKET QUOTES


To:      [Name of Bank]

            Re: Invitation for Money Market Quotes to Tyco International Group S.A. (the "Borrower")

         Pursuant to Section 2.03 of the 364-Day Credit Agreement dated as of February 12, 1999 among the Borrower, the Banks parties thereto and the undersigned, as Agent (the "Credit Agreement"), we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

         Date of Borrowing: __________________


         PRINCIPAL AMOUNT            INTEREST PERIOD
         ----------------            ---------------

         $



         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                    MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK

                                    By
                                       -----------------------------------------
                                        Authorized Officer

                                                                       EXHIBIT D

                           FORM OF MONEY MARKET QUOTE

To:      Morgan Guaranty Trust Company of New York, as Agent

Re:      Money Market Quote to Tyco International Group S.A. (the "Borrower")

         In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

         1.   Quoting Bank: ________________________________

         2.   Person to contact at Quoting Bank:

              -----------------------------

         3.   Date of Borrowing: ____________________*

         4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

         Principal Interest Money Market


         AMOUNT**        PERIOD***        [MARGIN****]      [ABSOLUTE RATE*****]
         --------        ---------        ------------      --------------------
         $

         $



         [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

         ----------

         * As specified in the related Invitation.

         ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

         (notes continued on following page)

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the 364-Day Credit Agreement dated as of February 12, 1999 (the "Credit Agreement") among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part, in accordance with Section 2.03(f) of the Credit Agreement.

         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                        Very truly yours,


                                        [NAME OF BANK]

Dated:                                  By:
      ---------------------                ---------------------------------
                                           Authorized Officer






----------
*** Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                       EXHIBIT E



                   FORM OF OPINION OF CHIEF CORPORATE COUNSEL
                             OF THE PARENT GUARANTOR


                                                February 12, 1999


To the Banks and the Agent
Named on the Attached Distribution List
c/o Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York 10260

Ladies and Gentlemen:


         I am the Executive Vice President and Chief Corporate Counsel of Tyco International Ltd., a Bermuda company (the "PARENT GUARANTOR"), which owns all of the outstanding capital stock of Tyco International Group S.A., a Luxembourg company (the "BORROWER"). I am rendering this opinion in connection with (i) that certain 364-Day Credit Agreement (the "CREDIT AGREEMENT"), dated as of February 12, 1999, among the Borrower, the banks listed on the signature pages thereof (the "BANKS") and Morgan Guaranty Trust Company of New York, as Agent and (ii) that certain Amended and Restated Parent Guarantee Agreement (the "PARENT GUARANTEE"), dated as of February 13, 1998 and amended and restated as of February 12, 1999, entered into by the Parent Guarantor pursuant to the Credit Agreement. This opinion is being delivered to you pursuant to Section 3.01(d) of the Credit Agreement. Each term defined in the Credit Agreement and used herein, but not otherwise defined herein, has the meaning ascribed thereto in the Credit Agreement.

         In connection with the opinion set forth herein, I have caused attorneys employed under my supervision to review the Credit Agreement, the Promissory Notes of the Borrower, the Parent Guarantee (collectively, the "FINANCING DOCUMENTS") and the Extendible 364-Day Credit Agreement dated as of February 13, 1998 among the Borrower, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent for such banks, as amended to the Effective Date (the "EXISTING FIVE-YEAR AGREEMENT" and, as further amended by the Credit Agreement, the "AMENDED FIVE-YEAR AGREEMENT" and together with the Credit Agreement, the "AGREEMENTS") and have caused attorneys employed under my supervision to examine originals or copies, certified or otherwise identified to my satisfaction, of such documents, records, certificates and instruments as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

         In connection with such examination, I have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted for review as originals, the conformity to the originals of all copies submitted for review as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, I have relied, without independent investigation or verification, upon statements, representations and certificates of officers and other representatives of the Borrower, the Parent Guarantor and certificates of public officials. In addition, I have assumed that (i) the Agreements have been validly authorized, executed and delivered by all parties thereto (other than the Borrower), (ii) each party to the Agreements (other than the Borrower) has been duly organized and is a corporation or other entity validly existing and in good standing (to the extent applicable) under the laws of its respective jurisdiction of organization, with the full corporate or other organizational power to execute and deliver the Agreements and to perform its respective obligations thereunder, (iii) the Agreements constitute the legal, valid and binding obligations of the respective parties thereto (other than the Borrower) enforceable against such parties in accordance with their respective terms, (iv) the execution and delivery of the Agreements by each party thereto (other than the Borrower) and the performance by such parties of their respective obligations thereunder do not violate such parties' respective articles or certificate of incorporation or by-laws, or other organizational documents, and
(v) the execution, delivery and performance by each party to the Agreements (other than the Borrower) and the performance by such parties of their respective obligations thereunder do not violate any agreement, judgment, injunction, decree, order of any governmental authority, other instrument, law or regulation applicable to such party.

         Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, it is my opinion that:

         1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Promissory Notes and the performance by the Borrower of the Amended Five-Year Agreement (a) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of the Borrower; and (b) do not contravene, or constitute a default by the Borrower under, any provision of (i) applicable law or regulation, or (ii) any agreement or instrument evidencing or governing debt of the Borrower, or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower.

         2. Each of the Credit Agreement and the Amended Five-Year Agreement constitutes a valid and binding agreement of the Borrower and each Promissory Note constitutes a valid and binding obligation of the Borrower.

         3. The execution, delivery and performance by the Parent Guarantor of the Parent Guarantee (a) require no action by or in respect of, or filing with, any governmental body, agency or official, in each case, on the part of the Parent Guarantor; and (b) do not contravene, or constitute a default by the Parent Guarantor under, any provision of (i) applicable law or regulation or
(ii) any agreement or instrument evidencing or governing debt of the Parent Guarantor, or any other agreement, judgment, injunction, order, decree or other instrument binding upon the Parent Guarantor.

         4. The Parent Guarantee constitutes a valid and binding obligation of the Parent Guarantor.

         5. There is no action, suit or proceeding pending against, or, to the best of my knowledge, threatened against or affecting, the Parent Guarantor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.

         6. Each of the Parent Guarantor's corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, except where the failure to be so incorporated, existing or in good standing could not, based upon the facts and circumstances existing on the date hereof, reasonably be expected to have a Material Adverse Effect, and has all corporate powers and all Consents required to carry on its business as now conducted other than those powers and Consents, the failure of which to be possessed or obtained could not, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect.

         The opinion set forth herein is subject to the following qualifications and limitations:

         (a) The enforceability of the Credit Agreement, the Promissory Notes, the Parent Guarantee and the Amended Five-Year Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other similar laws and court decisions, now or hereafter in effect, relating to or affecting the rights of creditors generally.

         (b) The enforceability of the Credit Agreement, the Promissory Notes, the Parent Guarantee and the Amended Five-Year Agreement is or will be subject to the application of and may be limited by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial, or might decline to order the Borrower, the Parent Guarantor or any of the other parties to the Financing Documents to perform covenants. Such principles as applied by a court might include a requirement that a creditor act with reasonableness and in good faith. Thus, I express no opinion as to the validity or enforceability of (i) provisions restricting access to legal or equitable remedies, such as the specific performance of executory covenants, (ii) provisions that purport to establish evidentiary standards, (iii) provisions relating to waivers, severability, set-off, or delay or omission of enforcement of rights or remedies, and (iv) provisions purporting to convey rights to persons other than parties to the Financing Documents.

         (c) The remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         I call your attention to the fact that I am admitted to practice law only in the State of New York and, in rendering the foregoing opinion, I do not express any opinion as to any laws other than the laws of the State of New York and the Federal laws of the United States of America. Insofar as the foregoing opinion involves matters governed by the law of Luxembourg or Bermuda, I have relied, without independent investigation or verification, upon the respective opinions of Beghin Nothar Feider Loeff Claeys Verbeke, special Luxembourg counsel for the Borrower, and of Appleby Spurling & Kempe, special Bermuda counsel for the Parent Guarantor.

         The opinion expressed herein is based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision, or otherwise.

         This opinion is being delivered to you solely for your benefit in connection with the Financing Documents, and neither this opinion nor any part hereof may be delivered to, or used, referred to or relied upon, by any other person or for any other purpose without my express prior written consent, except that any person who is a permitted successor or assign of a Bank in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

                                         Very truly yours,

                                DISTRIBUTION LIST


Morgan Guaranty Trust Company of New York
Bank of America National Trust and Savings Association
The Chase Manhattan Bank
Commerzbank AG, New York Branch
ABN AMRO Bank N.V.
Barclays Bank Plc
Bankers Trust Company
Citibank, N.A.
Credit Lyonnais New York Branch
Credit Suisse First Boston
Dresdner Bank AG, New York and Grand Cayman Branches
The First National Bank of Chicago
First Union National Bank
Istituto Bancario San Paolo di Torino Istituto Mobiliare Italiano, SpA Marine Midland Bank
Mellon Bank, N.A.
Societe Generale
The Bank of Nova Scotia
Toronto Dominion (Texas), Inc.
Westdeutsche Landesbank Girozentrale
BankBoston, N.A.
Banque Nationale de Paris
Den Danske Bank Aktieselskab, Cayman Islands Branch
Fleet Bank - NH
KeyBank National Association
National Westminster Bank Plc New York and Nassau Branches
Standard Chartered Bank
Australia and New Zealand Banking Group Limited
Banca Commerciale Italiana New York Branch
Banca Popolare di Milano New York Branch
BBL International, (U.K.) Ltd
Bank of Tokyo-Mitsubishi, Ltd.
Bayerische Hypo - Und Vereinsbank AG, New York Branch
Bayerische Landesbank Girozentrale Cayman Islands Branch
Cariplo - Cassa Di Risparmio Delle Provincie Lombarde S.p.A.
Comerica Bank
Credit Commercial de France New York Branch
Norddeutsche Landesbank Girozentrale New York Branch and/or Cayman
 Islands Branch
PNC Bank, National Association
The Bank of New York
The Northern Trust Company
Unicredito Italiano S.p.A.
BW Capital Markets, Inc.
The Dai-Ichi Kangyo Bank, Ltd., New York Branch
Westpac Banking Corporation

                                                                       EXHIBIT F


                       FORM OF OPINION OF SPECIAL COUNSEL
                                FOR THE BORROWER


To the banks listed on the signature pages of the Credit Agreement (defined below) and Morgan Guaranty Trust Company, as Agent
60 Wall Street
New York, New York 10260

Luxembourg, February 12, 1999


                          TYCO INTERNATIONAL GROUP S.A.
             (INCORPORATED WITH LIMITED LIABILITY UNDER THE LAWS OF
                         THE GRAND-DUCHY OF LUXEMBOURG)


Dear Sirs:

         We have acted as your legal advisers in the Grand-Duchy of Luxembourg ("LUXEMBOURG") in connection with the 364-Day Credit Agreement dated as of February 12, 1999 (the "CREDIT AGREEMENT") among Tyco International Group S.A., a Luxembourg company (the "COMPANY"), the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (the "AGENT"). This opinion is being delivered to you pursuant to Section 3.01(d) of the Credit Agreement.

         We give this opinion on the basis of and subject to the assumptions and qualifications set out below.

         1. Basis of Opinion

                  (a) This opinion is confined to Luxembourg law currently in force and applied. This opinion is to be construed in accordance with the laws of Luxembourg.

                  (b) For the purpose of giving this opinion, we have examined copies of the following documents:

                           (i) the Credit Agreement;

                           (ii) the Extendible 364-Day Agreement dated as of
                  February 13, 1998 (the "FIVE-YEAR AGREEMENT") among the Company, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent for such banks ("MORGAN"), as amended by Amendment No.1 thereto dated as of May 4, 1998 and Amendment No. 2 thereto dated as of September 25, 1998 (such amendments referred to collectively as the "AMENDMENTS") (the Five-Year Agreement as amended by the Amendments and as further amended by the Credit Agreement, the "AMENDED FIVE-YEAR AGREEMENT"), together with the New Borrower Agreement Relating to the Extendible 364-Day Agreement dated as of June 30, 1998 (the "NEW BORROWER AGREEMENT") among Tyco International (US) Inc., a Massachusetts corporation, the Company and Morgan pursuant to which the Company became a party to the Five-Year Agreement;

                           (iii) the Amendments;

                           (iv) the Amended and Restated Parent Guarantee
                  Agreement dated as of February 13, 1998 and amended and restated as of February 12, 1999 between Tyco International Ltd., a company incorporated under the laws of Bermuda, and the Agent (the "PARENT GUARANTEE");

                           (v) the Promissory Notes executed by the Company on
                  February 12, 1999;

                           (vi) a copy of the articles of association of the
                  Company in their version of 30th March 1998, filed with the Luxembourg Company Register on 22 April 1998 and published in the Official Gazette (Memorial) C-N(degree) 474 of 29th June 1998, an amendment to the articles of association of the Company by way of a notarial deed dated 6 July 1998 and published in the Official Gazette (Memorial) C-N(degree) 733 of 10th October 1998, an amendment to the articles of association of the Company by way of a notarial deed dated 22nd October 1998, not yet published, and an amendment to the articles of association of the Company by way of a notarial deed dated December 4, 1998, not yet published;

                           (vii) a copy of minutes of a meeting of the board of
                  directors of the Company held on February 5, 1999 approving the execution of the Credit Agreement and the Promissory Notes; and

                    (viii) such other documents, records, certificates and
                  instruments as we have thought necessary or desirable, including information gathered at the Luxembourg Company Register and at the District Court of Luxembourg.

         As used herein, the term "FINANCING DOCUMENTS" means the "Financing Documents" as defined in the Credit Agreement and the "Financing Documents" as defined in the Amended Five-Year Agreement, collectively. Terms defined in the Credit Agreement and used herein, but not otherwise defined herein, have the meanings ascribed thereto in the Credit Agreement.

         2. Assumptions

         With your consent, we have assumed and we have not verified independently:

                  (a) that any copies we have examined are complete and accurate copies of the originals;

                  (b) the genuineness and authority of all the signatures, stamps and seals on all original or copy documents which we have examined;

                  (c) that all documents have been duly authorized, executed and delivered by, and are within the capacity and power of, all the parties thereto, other than the Company;

                  (d) that the documents which are not governed by Luxembourg law are legal, valid, binding and enforceable in accordance with their terms under their chosen governing law being the laws of the State of New York; and

                  (e) that none of the opinions below would be affected by the laws (including the public policy) of any jurisdiction outside Luxembourg.

         On the above basis and subject to the assumptions and qualifications set out above and below, and further subject to any matters, documents, or events not disclosed to us and to undisclosed matters of fact which would affect the conclusions set out below, we are of the opinion that:

         3. Opinion

                  (a) The Company is a limited liability corporation duly organized and validly existing under the laws of Luxembourg pursuant to the articles of association provided in a notarial deed of March 30, 1998, as amended, and was formerly incorporated under the laws of Gibraltar under the name of Velum Limited.

                  (b) The Company has all company powers and all material governmental licenses, consents and approvals required to carry on its business as now conducted (other than such powers or consents the failure of which to be obtained could not reasonably be expected to have a Material Adverse Effect).

                  (c) The execution, delivery and performance by the Company of the Credit Agreement and the Promissory Notes, and the performance by the Company of the Amended Five-Year Agreement (i) are within the Company's powers, (ii) have been duly authorized by all necessary company action, (iii) require no action by or filing with any governmental body, agency or official, (iv) do not contravene or constitute a default under (A) applicable law or regulation, (B) the Company's articles of association or (C) any agreement or instrument governing debt of the Company or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Company.

                  (d) Each of the Credit Agreement and the Amended Five-Year Agreement constitutes a valid and binding agreement of the Company, and each Promissory Note constitutes a valid and binding obligation of the Company.

                  (e) There is no action, suit or proceeding pending or threatened against or affecting the Company or any of its Subsidiaries in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of the Financing Documents.

                  (f) There is no tax, impost, deduction or withholding imposed by Luxembourg or any political subdivision thereof on or by virtue of the execution, delivery or enforcement of the Financing Documents or any other agreement or instrument relating thereto.

                  (g) Each of the Financing Documents to which the Company is a party is in proper legal form under the laws of Luxembourg for the enforcement thereof against the Company under the laws of Luxembourg.

                  (h) To ensure the legality, validity, enforceability or admissibility in evidence of the Financing Documents in Luxembourg, it is not necessary that the Financing Documents or any other document be filed or recorded with any court or other authority in Luxembourg.

                  (i) The choice of the laws of the State of New York to govern the Credit Agreement, the Amended Five-Year Agreement and the Promissory Notes is a valid and binding choice of law and will be recognized and applied by the courts of Luxembourg.

                  (j) Any judgment obtained in any federal or New York State court sitting in New York City, arising out of or in relation to the obligations of the Company under the Financing Documents would be enforceable in Luxembourg against the Company.

         4. Qualifications

         The foregoing opinion is subject to the following qualifications.

                  (a) Insolvency. This opinion is subject to all insolvency and other similar laws affecting the rights of creditors vis-a-vis the Company, including inter alia suspension of payments, bankruptcy, reorganization or moratorium.

                  (b) Corporate Benefit. The Company may only validly enter the Financing Documents to which it is a party if and to the extent that such entry does not threaten its existence or the rights of its creditors and that the Company can reasonably hope to draw directly or indirectly a corporate benefit, at least in the long term, from the Financing Documents. We have no indication and no reason to believe that entering the Financing Documents would be other than for the corporate benefit of the Company.

                  (c) Choice of Law. The Luxembourg courts (assuming that litigation were brought to the Luxembourg courts and that Luxembourg courts had jurisdiction) would not apply a chosen foreign law if:

                           (i) it were not pleaded and proven; or

                           (ii) if pleaded and proven, such foreign law would be
                  contrary to the mandatory rules of Luxembourg law or manifestly incompatible with Luxembourg public policy.

                  (d) Enforcement of Judgments. The Luxembourg courts would enforce a final and conclusive judgment against the Company rendered by any federal or New York State court sitting in New York City in any suit, action or proceedings arising out of or in relation to the obligations of the Company under the Financing Documents provided, however, that such judgment would comply with the conditions imposed by article 678 of the Luxembourg nouveau code de procedure civile (i.e., the exequatur procedure) as currently interpreted by the Luxembourg courts and doctrine; namely, the foreign judgment

                           (i) is final and enforceable in the jurisdiction
                  where it has been rendered and complies with the conditions posed by any treaty,

                           (ii) has been rendered in accordance with the legal
                  formalities applicable in such jurisdiction,

                           (iii) emanates from a court having both international
                  (according to Luxembourg's conflict of laws rules) and national (according to the law of the foreign jurisdiction) competence,

                           (iv) applies the substantive law of the country whose
                  law would be applied according to Luxembourg's conflict of laws rules; and

                           (v) is not contrary to Luxembourg public policy or
                  mandatory rules of Luxembourg law.

                  (e) Judgment Currency. Any obligation to pay an amount in a currency other than Luxembourg Francs will be enforceable in Luxembourg only in terms of Luxembourg Francs, though monetary judgments may be expressed in a foreign currency and/or its Luxembourg Francs equivalent at the time of payment, and any loss incurred as a result of a currency exchange fluctuation can be recovered under Luxembourg law.

                  (f) Luxembourg Legal Concepts. This opinion shall be construed in accordance with Luxembourg law and Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation arising thereunder will be governed by Luxembourg law and be brought before a Luxembourg court.

                  (g) Registration. If the Financing Documents are or must be produced in any court proceedings in Luxembourg or before any official authority in Luxembourg, registration thereof may be ordered in which case an ad valorem tax at the rate of 0.24 percent of the amount mentioned in the registered document or a fixed duty of LUF 500 for each of the Financing Documents would then be payable upon registration.

                  (h) Binding Documents. The opinion expressed under (c)(iv)(C) is solely based upon a review of documents which have been filed by the Company with the Luxembourg Company Register and the certificate of the Managing Directors of the Company attached to this opinion as Appendix A.

                  (i) Litigation. The opinion expressed under (e) above is solely based on oral information received from the registrar of the district court of Luxembourg.

                  (j) Set-Off. No opinion can be expressed as to whether the provisions in the Credit Agreement or the Amended Five-Year Agreement on set-off (so far as the Company is concerned) would be effective and enforceable against a Luxembourg insolvency official.

                  (k) Penalty Clause. It is possible that a Luxembourg court (if having jurisdiction) would consider Section 2.15 of each of the Credit Agreement and the Amended Five-Year Agreement whereby the Borrower may be obliged to pay additional interest on the related Euro-Dollar loan at a rate per annum determined by the relevant Bank as a penalty clause (clause penale).

                  Penalty clauses as governed by article 1152 and articles 1226 et seq. of the Luxembourg civil code are allowed to the extent that they provide for a reasonable level of damages. The judge has however the right to reduce (or increase) the amount thereof if it is unreasonably high (or low).

                  (l) Language Differences. It is noted that there are always irreconcilable differences between languages making it impossible to guarantee a totally accurate translation or interpretation. In particular, there are always some legal concepts which exist in one jurisdiction and not in another, and in those cases it is bound to be difficult to provide a completely satisfactory translation or interpretation because the vocabulary is missing from the language. We accept no responsibility for omissions or inaccuracies to the extent they are attributable to such factors.

         This opinion is as of this date and we undertake no obligation to update this opinion or advise of changes hereafter occurring.

         We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom.

         This opinion is given for your benefit as Agent for the Banks and it may be relied upon by you, the Banks as well as your or their assignees, successors, and your or their legal advisers. It may also be relied upon by Mark A Belnick, Executive Vice President and Chief Corporate Counsel to the Parent Guarantor, for the purposes of issuing the opinion required pursuant to Section 3.01(d)(i) of the Credit Agreement. It may not be relied upon by any other person. It may not be disclosed to third parties, quoted, referred to or otherwise used (save as required by law) without our prior written consent.

                                            Yours faithfully,

                                                                       EXHIBIT G

                       FORM OF OPINION OF SPECIAL COUNSEL
                            FOR THE PARENT GUARANTOR




To the Banks and the Agent
   Named on Schedule 1 to this Opinion
c/o Morgan Guaranty Trust Company of New York (as Agent)
60 Wall Street
New York, NY 10260 U.S.A.

Dear Sirs,

         Re: TYCO INTERNATIONAL LTD. (THE "COMPANY")

         We have been instructed by the Company, a Bermuda corporation, which owns all of the issued shares of Tyco International Group S.A., a Luxembourg company (the "BORROWER"), to address this opinion to you in connection with the Amended and Restated Parent Guarantee Agreement, dated as of February 13, 1998 and amended and restated as of February 12, 1999, (the "GUARANTEE"), entered into by the Company in connection with all principal of and interest on amounts loaned to the Borrower under the Financing Documents.

         Unless otherwise defined therein, terms defined in the Guarantee have the same meanings when used in this opinion.

         For the purposes of this opinion, we have been supplied with and have reviewed, and relied upon the following documents:

                  (A) a copy of the executed US $3,250,000,000 364-Day Credit Agreement dated as of February 12, 1999 among the Borrower, the Banks listed on the signature pages thereof and the Agent (the "CREDIT AGREEMENT");

                  (B) a copy of the Extendible 364-Day Credit Agreement dated as of February 13, 1998 among the Borrower, the Banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as agent for such Banks, as amended to the date hereof (the "EXISTING FIVE-YEAR AGREEMENT");

                  (C) a copy of the executed Promissory Notes (as defined in the Credit Agreement and the Existing Five-Year Agreement);

                  (D) the New Borrower Agreement Relating to the Extendible 364-Day Agreement dated as of June 30, 1998 among Tyco International
         (US) Inc., a Massachusetts corporation, the Borrower, and Morgan Guaranty Trust Company of New York, as agent, pursuant to which the Borrower became a party to the Existing Five-Year Agreement;

         The Documents referred to in (A) through (D) inclusive are together referred to as the "FINANCING DOCUMENTS".

                  (E) a copy of the executed Guarantee;

                  (F) certified copies of the Certificate of Incorporation, the Certificate evidencing the change of name of the Company from ADT Limited to TYCO International Ltd. and the Memorandum of Association and the Bye-laws of the Company;

                  (G) a certified copy of an extract of the minutes of a meeting of the Board of Directors of the Company held on February 9, 1999 (the "RESOLUTIONS"); and

                  (H) a certified copy of the Share Certificate evidencing ownership by the Company of the Borrower.

         We also examined and relied upon:

                  (A) A Certificate of Compliance issued by the Registrar of Companies in Bermuda in respect of the Company on February 10, 1999; and

                  (B) Our searches of the documents of public record in relation to the Company maintained by the Registrar of Companies in Bermuda made on February 9, 1999 and of the Causes Book maintained by the Registrar of the Supreme Court of Bermuda made on the same date (the "SEARCHES").

         In giving this opinion, we have assumed:

                           (1) the capacity, power and authority of each of the
                  parties other than the Company to execute, deliver and perform its obligations under and the due execution and delivery by all parties other than the Company of the Financing Documents and the Guarantee;

                           (2) that each party, other than the Company, has duly
                  authorised, executed, delivered and taken such other action as may be required by such party to enter into and perform the Financing Documents and the Guarantee in the form of the execution copies we have reviewed for the purpose of this opinion without alteration which is material to this opinion and that all such actions were duly authorised when taken;

                           (3) that no authorisation or approval by, or filing
                  with, any governmental or regulatory authority, other than such authorisations, approvals and filings as each party other than the Company has obtained or made, is necessary for such party to duly execute and deliver, or to duly perform all of its obligations under the Financing Documents and the Guarantee, or for the validity and enforceability of the Financing Documents and the Guarantee;

                           (4) that each of the Financing Documents and the
                  Guarantee constitutes the legal, valid and binding obligation of each party to it, other than the Company, and is enforceable against each such party in accordance with its terms;

                           (5) that the Financing Documents are legal, valid and
                  binding under the laws by which they are expressed to be governed and that the Guarantee is legal, valid and binding under the laws of the State of New York by which it is expressed to be governed;

                           (6) that the records which were the subject of the
                  Searches on February 3, 1999 were complete and accurate at the time of such searches and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

                           (7) that there is no provision of the law of any
                  jurisdiction, other than Bermuda, which would have any implication in relation to the opinions herein expressed;

                           (8) the genuineness of all signatures on the
                  documents which we have examined;

                           (9) the conformity to original documents of all
                  documents produced to us as copies and the authenticity of all original documents which, or copies of which, have been submitted to us;

                           (10) the accuracy and completeness of all factual
                  representations made in the Financing Documents, the Guarantee, the Resolutions, and any certificates or other documents which we have examined and upon which we have relied;

                           (11) that the Resolutions are in full force and
                  effect and have not been rescinded or altered in any way material to this opinion; and

                           (12) that the Company is entering into its
                  obligations under the Guarantee in good faith and for the purpose of carrying on its commercial business in the ordinary course thereof and that there are reasonable grounds for believing that the transactions contemplated by the Financing Documents will benefit the Company.

         Based upon and subject to the foregoing, and subject to the reservations set out below, to matters not disclosed to us and matters of fact which would affect the conclusion set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

         (i). The Company is a company duly incorporated, duly organised and validly existing under the laws of Bermuda. The Memorandum of Association of the Company has been duly filed in the office of the Registrar of Companies of Bermuda and no other filing, recording, publishing or other act is necessary or appropriate in Bermuda in connection with the transaction as described in the Guarantee except those which have been duly made or performed.

         (ii). The Company has the corporate power and authority to enter into and perform the Guarantee and has taken all corporate action required on its part to authorise the execution, delivery and performance of the Guarantee.

         (iii). The execution, delivery and performance of the Guarantee by the Company (i) does not and will not violate the Certificate of Incorporation, Memorandum of Association or Bye-laws of the Company; (ii) conflict with The Companies Act 1981 or any other law or governmental rule or regulation published by the Bermuda Government which is applicable to the Company; and (iii) as far as can be ascertained from the Searches (which are not conclusive) does not and will not violate or conflict with any judgment, order, decree, injunction or award of any authority, agency or court in Bermuda to which the Company is subject.

         (iv). The obligations of the Company as set out in the Guarantee constitute, legal, valid and binding obligations of the Company.

         (v). The Company having been designated as non-resident for the purposes of the Exchange Control Act 1972, it is not necessary for the consent of any authority or agency in Bermuda to be obtained to enable the Company to enter into and perform its obligations set out in the Guarantee.

         (vi). The obligations of the Company under the Guarantee will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Company other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application.

         (vii). As far as can be ascertained from the Searches (which are not conclusive), no litigation, arbitration or administrative proceedings of or before any court, arbitrator or governmental instrumentality of or in Bermuda is, to the best of our knowledge, pending with respect to the Company in connection with the Guarantee or the transactions contemplated thereby.

         (viii). The Company will be permitted to make all payments under the Guarantee free of any deduction or withholding therefrom in Bermuda and such payments will not be subject to any tax imposed by the Government of Bermuda or any taxing authority thereof or therein.

         (ix). The entry into, performance and enforcement of the Guarantee will not give rise to any registration fee or to any stamp, excise or other similar tax imposed by the Government of Bermuda or any taxing authority thereof or therein.

         (x). Subject to paragraph (xii) and reservation (f) below, it is not necessary or advisable under the laws of Bermuda in order to ensure the validity, effectiveness or enforceability or admissibility in evidence of the Guarantee that the Guarantee be filed, registered or recorded with any Court, public office or other Bermuda regulatory authority.

         (xi). The choice of the laws of the State of New York to govern the Guarantee is a proper, valid and binding choice of law and will be recognised and applied by the courts of Bermuda provided that the point is specifically pleaded and that such choice of law is a valid and binding choice of law under the laws of the State of New York.

         (xii). A final and conclusive judgment obtained in the Courts of the State of New York or Federal Courts of the United States of America against the





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

Company based upon the Guarantee under which a sum of money is payable (other than a sum of money payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or in respect of Multiple Damages as defined in the Protection of Trading Interest Act, 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda, without re-examination of the merits, under the Common Law Doctrine of Obligation. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign judgment are known but, on general principles, we would expect such an application to be successful provided that:

                  (A) the Court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda;

                  (B) the judgment has not been obtained by fraud;

                  (C) the judgment is not and its enforcement would not be contrary to public policy of Bermuda;

                  (D) the judgment has not been obtained in proceedings contrary to natural justice; and

                  (E) the correct procedures under the laws of Bermuda are duly complied with.

         Neither the Company nor any of its property or assets (or any portion thereof) enjoys, under the laws of Bermuda, immunity from suit, execution, attachment or other legal process in any proceedings in Bermuda in connection with the Guarantee.

         Our reservations are as follows:

         (a) We are admitted to practise law in the Islands of Bermuda and we express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.

         (b) Where an obligation is to be performed in a jurisdiction other than Bermuda, the Courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal or contrary to public policy under the laws of such other jurisdiction.

         (c) We express no opinion as to the availability of equitable remedies, such as specific performance or injunctive relief, or as to matters which are within the discretion of the Courts of Bermuda such as the award of costs or questions relating to forum non-conveniens. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive any provision of law (whether substantive or procedural) or any right or remedy arising through circumstances not known at the time of entering into the Financing Documents and the Guarantee.

         (d) We express no opinion as to the validity or the binding effect of any obligations of the Borrower in the Financing Documents which provide for the payment by the Borrower of a higher rate of interest on overdue amounts than on amounts which are current. A Bermuda Court, even if it were applying the laws of the State of New York might not give effect to such provision as being contrary to public policy if it could be established that the amount expressed as being payable was such that the provision was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained. The Court will determine and award what it considers to be reasonable damages. Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda Courts have discretion as to the amount of interest if any payable on the amount of a judgment after the date of judgment. If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

         (e) The obligations of the Company under the Guarantee will be subject to any laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights and may also be the subject of the statutory limitation of the time within which such proceedings may be brought.

         (f) To the extent that the Financing Documents, the Guarantee or the transactions contemplated thereunder, create or give rise to the creation of any charge over any assets of the Company, such charge will be registerable under
Part V of The Companies Act 1981 of Bermuda. The fee payable for registration of a charge is $425.00. Registration is not compulsory and there is no time limit within which it must be effected. Any charge which is registerable, and which is registered, under Section 55 of The Companies Act will have priority based on the date that it is registered and not on the date of its creation (to the extent that priority of competing charges are to be determined by reference to Bermuda law) and will have such priority over any unregistered charge. Accordingly, it is advisable to register any such charge.

         (g) Any provision in the Financing Documents or the Guarantee that certain calculations and/or certificates will be conclusive and binding will not be effective if such calculations are fraudulent or erroneous on their face and will not necessarily prevent enquiry into the merits of any claim by an aggrieved party.

         (h) Where a party is vested with a discretion or may determine a matter in its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

         (i) Searches in the register of companies at the office of the Registrar of Companies and in the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the register of companies and the Supreme Court Causes Book do not reveal:

                  (i) whether an application to the Supreme Court for the appointment of a receiver or manager has been presented;

                  (ii) details of matters which have been lodged for registration but have not actually been registered or to the extent they have been registered have not been disclosed or appear in the public records at the date the search is concluded;

                  (iii) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

                  (iv) whether a receiver or manager has been appointed privately out of the Supreme Court pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Act.

         (j) A Bermuda Court may refuse to give effect to any provisions of the Financing Documents or Guarantee in respect of costs of unsuccessful litigation brought before the Court or where that Court has itself made an order for costs.

         This opinion is issued on the basis that it will be governed by and construed in accordance with the provisions of Bermuda law and it is limited to and is given on the basis of the current law and practice in Bermuda and will not give rise to action in any other jurisdiction. It is issued solely for your benefit for the purpose of the transactions described in the Guarantee and it is not to be relied upon by any other person (other than permitted assigns and transferees under the Financing Documents), or for any other purpose, without our written prior consent. Mr. Mark A Belnick, Executive Vice President and Chief Corporate

Counsel of the Company, may rely on our opinion as to matters of Bermuda law for the purpose of issuing his opinion of even date herewith.

                           Yours faithfully,

                                                                     SCHEDULE 1

Morgan Guaranty Trust Company of New York
Bank of America National Trust and Savings Association
The Chase Manhattan Bank
Commerzbank AG, New York Branch
ABN AMRO Bank N.V.
Barclays Bank Plc
Bankers Trust Company
Citibank, N.A.
Credit Lyonnais New York Branch
Credit Suisse First Boston
Dresdner Bank AG, New York and Grand Cayman Branches
The First National Bank of Chicago
First Union National Bank
Istituto Bancario San Paolo di Torino Istituto Mobiliare Italiano, SpA Marine Midland Bank
Mellon Bank, N.A.
Societe Generale
The Bank of Nova Scotia
Toronto Dominion (Texas), Inc.
Westdeutsche Landesbank Girozentrale
BankBoston, N.A.
Banque Nationale de Paris
Den Danske Bank Aktieselskab, Cayman Islands Branch
Fleet Bank - NH
KeyBank National Association
National Westminster Bank Plc New York and Nassau Branches
Standard Chartered Bank
Australia and New Zealand Banking Group Limited
Banca Commerciale Italiana New York Branch
Banca Popolare di Milano New York Branch
BBL International, (U.K.) Ltd
Bank of Tokyo-Mitsubishi, Ltd.
Bayerische Hypo - Und Vereinsbank AG, New York Branch
Bayerische Landesbank Girozentrale Cayman
Islands Branch Cariplo - Cassa Di Risparmio Delle Provincie Lombarde S.p.A. Comerica Bank
Credit Commercial de France New York Branch
Norddeutsche Landesbank Girozentrale New York Branch and/or
 Cayman Islands Branch
PNC Bank, National Association
The Bank of New York
The Northern Trust Company
Unicredito Italiano S.p.A.
BW Capital Markets, Inc.
The Dai-Ichi Kangyo Bank, Ltd., New York Branch
Westpac Banking Corporation

                                                                      EXHIBIT H


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENT



To the Banks and the Agent
Referred to Below
c/o Morgan Guaranty Trust Company
of New York, as Agent
60 Wall Street
New York, New York 10260

Dear Sirs:


         We have participated in the preparation of the 364-Day Credit Agreement dated as of February 12, 1999 among Tyco International Group S.A., a Luxembourg company (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Credit Agreements. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower, that each Promissory Note delivered on the date hereof constitutes a valid and binding obligation of the Borrower and that the Parent Guarantee constitutes a valid and binding obligation of the Parent Guarantor, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, (i) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of

New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect and (ii) insofar as the foregoing opinion involves matters governed by the laws of Luxembourg or Bermuda, we have relied, without independent investigation, upon the respective opinions of Beghin Nothar Feider Loeff Claeys Verbeke, special Luxembourg counsel for the Borrower, and of Appleby, Spurling & Kempe, special Bermuda counsel for the Parent Guarantor, copies of which have been delivered to you.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent, except that any person who is a permitted successor or assign of a Bank in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

                                                     Very truly yours,

                                                                       EXHIBIT I



                       ASSIGNMENT AND ASSUMPTION AGREEMENT



         AGREEMENT dated as of _________, ____ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), TYCO INTERNATIONAL GROUP S.A. (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").



                               W I T N E S S E T H

         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the 364-Day Credit Agreement dated as of February 12, 1999 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

         WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Borrower and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that facility fees in respect of the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

          SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility

-------------------
         *Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    [ASSIGNOR]


                                    By:
                                       ----------------------------------------
                                         Title:


                                    [ASSIGNEE]


                                    By:
                                       ----------------------------------------
                                         Title:


                                    TYCO INTERNATIONAL GROUP S.A.


                                    By:
                                      ----------------------------------------
                                         Title:


                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK


                                    By:
                                       ----------------------------------------
                                         Title:

                                                                       EXHIBIT K

                          EXISTING FIVE-YEAR AGREEMENT
                                PRICING SCHEDULE

         The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row and column based upon the Utilization and Status that exist on such day:




=======================================================================================================================


                                     Level           Level            Level           Level            Level      Level
       Status                          I              II               III              IV               V          VI
=======================================================================================================================
Euro-Dollar Margin
   Utilization [less than] 25%      0.295%          0.410%           0.515%          0.6125%          0.725%      0.750%
   Utilization [greater than
    or equal to] 25%                0.420%          0.535%           0.640%          0.7375%          0.975%      1.125%
=======================================================================================================================
CD Margin
   Utilization [less than] 25%      0.420%          0.535%           0.640%          0.7375%          0.850%      0.875%
   Utilization [greater than
    or equal to] 25%                0.545%          0.660%           0.765%          0.8625%          1.100%      1.250%
=======================================================================================================================
Facility Fee Rate                   0.080%          0.090%           0.110%          0.1375%          0.150%      0.250%
=======================================================================================================================

         For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

         "LEVEL I STATUS" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated A or higher by S&P or A2 or higher by Moody's.

         "LEVEL II STATUS" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated A- or higher by S&P or A3 or higher by Moody's and (ii) Level I Status does not exist.

         "LEVEL III STATUS" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

         "LEVEL IV STATUS" exists at any date if, at such date, (i) (x) the Borrower's senior unsecured long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and (y) the Borrower's commercial paper is rated A2 or higher by S&P and P2 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

         "LEVEL V STATUS" exists at any date, if at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB or higher by S&P or Baa2 or higher by

Moody's and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

         "LEVEL VI STATUS" exists at any date if, at such date, no other Status exists.

         "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

         "UTILIZATION" means, at any date, the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date and (ii) the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Loans remain outstanding following termination of the Commitments, Utilization shall be deemed to be in excess of 25%.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities and/or commercial paper, as the case may be, of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. If the Borrower is split-rated and the ratings differential is one notch, the higher of the two ratings will apply (e.g., A/A3 results in Level I Status). If the Borrower is split-rated and the ratings differential is more than one notch, the average of the two ratings (or the higher of two intermediate ratings) shall be used (e.g., A/Baa1 results in Level II Status, as does A/Baa2).

                           CROSS-REFERENCE TARGET LIST

   NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT APPEAR IN THE
                             TARGET PULL-DOWN LIST.
   (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTION                                                     TARGET NAME
---------------                                                     -----------

?.....................................................................eff.terma
?......................................................................eff.term
?.................................................................sub.contrib.b
?................................................................subrog.contrib

1.01.......................................................................defs
1.01(b).............................................................int.end.ter
1.02...........................................................types.borrowings
1.02........................................................types.of.borrowings

2.........................................................................assgn
2.01................................................................commit.lend
2.01(a)....................................................revolve.credit.loans
2.01(b)..............................................................term.loans
2.02.............................................................not.commit.brw
2.03........................................................money.market.borrow
2.03(d).....................................................sub.and.cont.of.mon
2.03(d)(i)............................................................sub.mon.i
2.03(d)(ii)..........................................................sub.mon.ii
2.03(d)(iii)........................................................sub.mon.iii
2.03(e)............................................................not.borrower
2.03(f).......................................................Accept.and.notice
2.04(b)....................................................note.bank.make.avail
2.07................................................................inter.rates
2.07(a)......................................................int.rate.base.loan
2.07(b)....................................................int.rate.adj.cd.rate
2.07(b)....................................................int.rate.adj.cd.rate
2.07(b)....................................................int.rate.adj.cd.rate
2.07(c).................................................int.rate.euro.dollar.ln
2.08(a)..........................................................facility.fee.a
2.09.........................................................op.term.red.commit
2.11.................................................................opt.prepay
2.11(c)..................................................opt.prepay.notify.bank
2.13.............................................................funding.losses
2.15..................................................................reg.d.com
2.16............................................................Method.of.elect
2.16(a).......................................................Method.of.elect.a
2.16(d).......................................................Method.of.elect.d
2.17..................................................................op.in.com

3........................................................................paymts
3.01..............................................................effectiveness
3.01(c)....................................................agt.parent.guarantee
3.01(g)...................................................agnt.evidence.satisfy
3.02..............................................................existing.agts
3.02(a).....................................................exist.agts.eff.date
3.02(b)..............................................exist.agts.eff.date.1.sent
3.03.................................................................borrowings
3.03(a)............................................................borrowings.a
3.03(b)............................................................agg.out.prin
3.03(c)............................................................borrowings.c
3.03(d)............................................................borrowings.d

4..............................................................rep.and.warrants
4.03.............................................................binding.effect

5.....................................................................covenants
5.04....................................................conduct.bus.maint.exist
5.06(c)(iv)(C)...............................................inspect.property.C
5.07................................................consol.mergers.sales.assets
5.09.........................................................transact.affiliate
5.10.......................................................subsidiary.guarntors

6......................................................................defaults
6.01.............................................................events.default
6.01(a)..................................................event.default.fail.pay
6.01(d)........................................................event.def.10days
6.02.............................................................notice.default

?...............................................................payment.by.Borr
7.08............................................................successor.agent

8.01...................................................basis.determine.int.rate
8.01(a)..........................................................dep.in.dollars
8.02.................................................................illegality
8.03..............................................increased.cost.reduced.return
8.04(a)............................................................borr.payment
8.04(d)...................................................borrower.irsform.1001

9.01....................................................................notices
9.03.................................................................exp. indem
9.03(b)...........................................................bor.agr.indem
9.05.............................................................amend.and.waiv
9.06.........................................................successors.assigns
9.06(b)............................................................particip.int
9.06(c).....................................................bank.assign.to.inst
9.06(c).....................................................bank.assign.to.inst
9.06(d)................................................................assign.d
9.06(e)................................................................assign.e
9.06(f).......................................................notwithstanding.a
9.06(g)................................................................assign.g
9.08..............................................................governing.law
9.12.......................................................judicial.proceedings